UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-12
FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Flowers FOODS

2023 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS:

We are proud of our strong 2022 results, which reflect the resiliency of our team and the strength of our leading brands. Guided by our four strategic pillars — developing our team, focusing on brands, prioritizing margins, and pursuing smart M&A — we have taken steps to adapt and respond to the challenging macroeconomic environment. Through investments in marketing and innovation, we have enhanced the appeal of our branded product portfolio, and effected price hikes and efficiency initiatives to mitigate inflationary pressures. We also entered into an agreement to acquire Papa Pita Bakery, which we expect to provide additional capacity for our growth products and expand our geographic reach. Looking ahead to 2023, we plan to drive further growth by increasing marketing efforts to support the nationwide launch of our Dave’s Killer Bread snack bars, implementing our enterprise resource planning project, and streamlining our operational processes. We remain optimistic about the future of Flowers and are focused on driving results in line with our long-term financial targets.

Earlier this year, we announced leadership changes to our board of directors in furtherance of the board’s long-term refreshment and leadership transition plans. At the annual meeting, George E. Deese, non-executive chairman of the board, will retire from the chairman role. On behalf of the board and the company, we are extremely grateful for George’s leadership over the past 17 years as chairman and his continued willingness to serve as a director. Additionally, Benjamin H. Griswold, IV, who has served on the board since 2005 and as our independent presiding director since 2011, will retire at the annual meeting. Ben has made significant contributions to the board in his 18 years of service and will be deeply missed.

In connection with these transitions, the board of directors elected A. Ryals McMullian to fill the role of chairman, effective immediately following the annual meeting. In his 20 years with the company, Ryals has demonstrated exceptional leadership capabilities and championed strategic initiatives that have increased long-term shareholder value. Joining Ryals in leading the board will be Thomas C. Chubb, III, whom the independent directors have elected as the next independent presiding director. Tom joined the board of directors in 2020 and, with his extensive executive leadership experience in the consumer goods industry, is perfectly positioned to provide thoughtful and engaged independent leadership.

We are pleased to invite you to attend our annual meeting of shareholders on May 25, 2023 at 11:00 a.m., Eastern Time, via the Internet at http://www.virtualshareholdermeeting.com/FLO2023. During the annual meeting, our senior management team will report on the performance of the company and respond to questions from shareholders.

Your vote is important to us and to our business, and we will make a $1 charitable donation to Boys & Girls Clubs of America for every shareholder account that votes. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

On behalf of our entire organization, thank you for your continued support.

April 11, 2023

Thomasville, Georgia

GEORGE E. DEESE	A. RYALS MCMULLIAN
Non-Executive Chairman of the Board	President and Chief Executive Officer

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 2023

11:00 a.m. Eastern Time

Live webcast at www.virtualshareholdermeeting.com/FLO2023

ITEMS OF BUSINESS

(1)	Elect as directors of the company the 11 nominees identified in this proxy statement, each to serve for a term of one year.

(2)	Vote on an advisory resolution to approve the compensation of the company’s named executive officers, commonly referred to as a “Say on Pay” vote.

(3)

Vote on an advisory resolution to approve the frequency of future advisory votes to approve the compensation of the company’s named executive officers, commonly referred to as a “Say on Frequency” vote.

(4)	Vote to approve the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan.

(5)	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 30, 2023.

(6)	Transact any other business properly brought before the annual meeting.

WHO MAY VOTE

Only record holders of issued and outstanding shares of our common stock at the close of business on March 21, 2023 are entitled to notice of, and to vote at, the annual meeting. A list of such shareholders will be available at our principal executive offices in Thomasville, Georgia until the annual meeting, and during the annual meeting on the meeting website.

The proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 11, 2023 in connection with the solicitation of proxies by the board of directors for use at the annual meeting.

April 11, 2023

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

STEPHANIE B. TILLMAN

Chief Legal Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 25, 2023

Flowers Foods, Inc.’s 2023 proxy statement and 2022 annual report are available at www.proxyvote.com.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

This proxy statement contains information that may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding our future financial condition and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based upon assumptions we believe are reasonable. Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause our actual results to differ, possibly materially, from the expectations or estimates reflected in such forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A., Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission (“SEC”). We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by the company (such as in our filings with the SEC or in company press releases) on related subjects.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

PROXY SUMMARY

This summary highlights certain information in this proxy statement. We recommend that you carefully review the entire proxy statement before voting.

2023 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: Thursday, May 25, 2023 at 11:00 a.m., Eastern Time

•	Location: www.virtualshareholdermeeting.com/FLO2023

•	Record Date: March 21, 2023

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Election of 11 Director-Nominees	FOR each Director-Nominee	68
Advisory Vote to Approve Named Executive Officer (“Named Executive”) Compensation	FOR	69
Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Compensation	1 YEAR	70
Vote to Approve the Amendment and Restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan	FOR	71
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	83

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

BUSINESS HIGHLIGHTS

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

CORPORATE RESPONSIBILITY

At Flowers Foods, we recognize our responsibility to uphold the company’s founding values, which for more than 100 years have centered on working ethically, responsibly, and with integrity. We actively seek opportunities to make a positive difference for our team, consumers, environment, and the communities we serve.

Our most recent Corporate Responsibility Report provides details about our efforts and is available at www.flowersfoods.com/corporateresponsibility.

We continued to build on our accomplishments in 2022 with additional worker safety programs, the expansion of environmental initiatives through new capital projects, a revised and more comprehensive commitment to animal welfare, and new diversity, equity, and inclusion training that is additive to existing anti-harassment and anti-discrimination training, among other important projects.

Additionally, to guide future endeavors, we embarked on a materiality assessment to prioritize environmental, social, and governance (ESG) topics that impact our business and stakeholders and to focus our Corporate Responsibility strategy and reporting.

In 2022, the board of directors implemented a new ESG oversight structure. Under this structure, the board of directors retains ultimate oversight of the company’s ESG and Corporate Responsibility-related risks and priorities and delegates to its committees oversight of various ESG-related topics, as reflected in the committee charters.

In connection with our strong founding values, management – at the direction and subject to the oversight of our board of directors and its committees – oversees the prioritization of ESG topics that impact our business and stakeholders and the focus of our Corporate Responsibility strategy and reporting. For more information relating to ESG oversight, please see “Directors and Corporate Governance – Corporate Governance – ESG Oversight.”

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

Independence	∎ 10 of 11 director-nominees are independent
∎ Independent presiding director
∎ Fully independent board committees
Board Accountability	∎ Annual election of directors
∎ Majority voting standard in uncontested election of directors
∎ Shareholder ability to act by written consent and call special meeting
Board Evaluation and Effectiveness	∎ Annual board and committee self-evaluations
∎ Annual independent director evaluation of the CEO
Board Refreshment	∎ Balance of new and experienced directors, with tenure of independent director-nominees averaging 9.4 years
∎ Added 4 new independent directors since the beginning of 2020
∎ Average age of independent director-nominees is 64.6 years
Director Engagement	∎ Corporate governance guidelines limit director membership on other public company boards
∎ Shareholder ability to contact directors
Director Access	∎ Significant interaction with senior management team through regular business reviews and board presentations
∎ Directors have access to senior management and other employees
∎ Directors have the ability to hire outside experts and consultants as they deem necessary
Clawback and Anti-Hedging Policies	∎ Clawback policy for incentive compensation
∎ Anti-hedging policy for executives and outside directors
Share Ownership	∎ Robust stock ownership guidelines for directors and executive officers
∎ CEO required to hold shares equivalent to 6x base salary
∎ Other executive officers are required to hold shares equivalent to 3x to 1x base salary based on salary grade
∎ Non-employee directors required to hold shares equivalent to 6x the annual board retainer

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

DIRECTOR-NOMINEES

NAME	AGE	DIRECTOR SINCE	EXPERIENCE	INDEPENDENT	COMMITTEE MEMBERSHIPS	OTHER BOARD SERVICE
George E. Deese	77	2004	Retired Chairman and Chief Executive Officer of Flowers Foods, Inc.	Yes	—	—
Edward J. Casey, Jr.	65	2020	Executive Chairman of J&J Worldwide Services, Inc.	Yes	NCG, CHC	J&J Worldwide Services, Inc.^ Tyto Athene, LLC^
Thomas C. Chubb, III	59	2020	Chairman, Chief Executive Officer and President of Oxford Industries, Inc.	Yes	NCG, CHC	Oxford Industries, Inc.*
Rhonda Gass	59	2016	Vice President and Chief Information Officer of Stanley Black & Decker, Inc.	Yes	A, F	—
Margaret G. Lewis	69	2014	Former President of Hospital Corporation of America’s Capital Division	Yes	NCG, CHC (Chair)	W.P. Carey Inc.*
W. Jameson McFadden	41	2021	CEO and Senior Portfolio Manager of Wellington Shields & Co.	Yes	A, F	—
A. Ryals McMullian	53	2019	President and Chief Executive Officer of Flowers Foods, Inc.	No	—	—
James T. Spear	68	2015	Retired Executive Vice President and Chief Financial Officer of Cadence Health	Yes	A (Chair), F	—
Melvin T. Stith, Ph.D.	76	2004	Former Interim President, Norfolk State University; former Dean Emeritus, Whitman School of Management, Syracuse University	Yes	NCG, CHC	—
Terry S. Thomas	53	2020	Global Chief Customer Officer of the Unilever Group	Yes	A, F	—
C. Martin Wood III	79	2001	Partner of Wood Associates; retired Senior Vice President and Chief Financial Officer of Flowers Foods, Inc.	Yes	A, F (Chair)	Archbold Medical Center#; Archbold Foundation#

A	Audit Committee
CHC	Compensation and Human Capital Committee
F	Finance Committee
NCG	Nominating/Corporate Governance Committee
*	Public company
^	Private company
#	Nonprofit

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

Summary of Our Compensation Practices

Practices We Have Adopted	Practices We Do Not Engage In

✔  Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

✔  Long-term incentives that are entirely performance-based for Named Executives

✔  Multiple performance measures used in incentive plans

✔  Capped incentive payouts

✔  Clawback policy

✔  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

✔  Moderate change of control severance arrangements

✔  Double-trigger equity vesting upon a change of control

✔  Annual review of tally sheets by the compensation and human capital committee

✔  Incentives that are risk-mitigated through plan design and administration

✔  Compensation and human capital committee comprised solely of independent directors

✔  Independent compensation consultant who reports directly to the compensation and human capital committee

✔  Anti-hedging policy for executives and outside directors

✗  Employment agreements

✗  Dividend equivalents on unearned performance shares

✗  Income tax gross-ups

✗  Excise tax gross-ups on change of control severance

✗  Backdating or repricing of stock options

✗  Pension credited service for years not worked

✗  Employee/director perquisites

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. The information below should be read in connection with the explanatory information under “Executive Compensation — Executive Compensation Generally — Mix of Compensation Opportunity,” and is qualified in its entirety by reference to such information.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will:

(1)	Elect as directors of the company the 11 nominees identified in this proxy statement, each to serve for a term of one year;

(2)	Vote on an advisory resolution to approve the compensation of the Named Executives;

(3)	Vote on an advisory resolution to approve the frequency of future advisory votes to approve the compensation of the Named Executives;

(4)	Vote to approve the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan; and

(5)	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending December 30, 2023.

The shareholders will also transact any other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

HOW DO I ATTEND THE ANNUAL MEETING?

This year’s annual meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by management remarks and a question and answer session. All shareholders of record on March 21, 2023 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

To attend the meeting please visit www.virtualshareholdermeeting.com/FLO2023. To participate in the annual meeting, you will need the 16-digit control number included on your notice or in your proxy card. If you are the beneficial owner of shares held in street name, you may contact your bank, broker or other record holder if you have questions about obtaining your 16-digit control number; instructions should also be provided on the notice or voting instruction form provided by your bank, broker or other record holder.

Shareholders may submit questions in advance of the annual meeting at www.proxyvote.com by clicking the “Submit Questions” tab no later than 24 hours before the meeting. To submit questions through www.proxyvote.com, you will need to log in with the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability of proxy materials previously received. Questions pertinent to annual meeting matters may be answered during the annual meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition.

Additional information regarding the rules of conduct and other materials for the virtual annual meeting, including the list of our shareholders of record, will be available during the meeting on the meeting website.

If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investors website, https://www.flowersfoods.com/investors, including information on when the meeting will be reconvened.

Electronic entry to the meeting will begin at 10:45 a.m. Eastern Time, and the meeting will begin promptly at 11:00 a.m. Eastern Time.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON EACH PROPOSAL?

The board of directors recommends that you vote:

•	“FOR” the election of all the director-nominees to serve as directors until the 2024 annual meeting of shareholders;

•	“FOR” the approval, on an advisory basis, of the compensation of the Named Executives;

•	“1 YEAR” for the frequency of future advisory votes to approve the compensation of the Named Executives;

•	“FOR” the approval of the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are A. Ryals McMullian, our president and chief executive officer, R. Steve Kinsey, our chief financial officer and chief accounting officer, and Stephanie B. Tillman, our chief legal counsel.

ARE THE PROXY MATERIALS AVAILABLE ELECTRONICALLY?

Yes. Under SEC rules and regulations, Flowers Foods is making this proxy statement and its 2022 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On or about April 11, 2023, we mailed to our shareholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our 2022 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2022 annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2022 annual report, please follow the instructions contained on the Notice.

WHO CAN VOTE?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 21, 2023, which is the record date for the annual meeting. There were 211,826,570 shares of our common stock outstanding and entitled to vote on the record date.

HOW MANY VOTES DO I HAVE?

You are entitled to one vote on each of the 11 director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the 11 director-nominees and for each other matter to be voted upon at the annual meeting.

HOW DO I VOTE?

You can vote in the following ways:

•

Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it within the United States.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•	Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.

•

Vote at the Meeting. You may vote during the annual meeting by logging into the annual meeting website at www.virtualshareholdermeeting.com/FLO2023 and following the instructions provided on the website. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, telephone or mail prior to the meeting, even if you plan to attend the virtual annual meeting.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or telephone or during the annual meeting), you appoint A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet, telephone, and virtual annual meeting voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet, telephone, or during the annual meeting should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

IF I AM A REGISTERED SHAREHOLDER, WHAT IF I DO NOT GIVE ANY INSTRUCTIONS ON A PARTICULAR MATTER DESCRIBED IN THIS PROXY STATEMENT WHEN VOTING BY MAIL?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•

“FOR” the election of each director-nominee, the approval, on an advisory basis, of the compensation of the Named Executives, the approval of the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023; and

•	“1 YEAR” for the frequency of future advisory votes to approve the compensation of the Named Executives.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD OR AFTER I HAVE AUTHORIZED THE VOTING OF MY SHARES BY INTERNET OR TELEPHONE?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and delivering to our corporate secretary another proxy with a later date;

•	giving our corporate secretary a written notice before the annual meeting that you want to revoke your proxy; or

•	voting during the virtual annual meeting.

HOW DO I VOTE MY 401(k) SHARES?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) and you received the Notice, you may vote by the Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2022 annual report, please follow the instructions contained on the Notice. By voting, you will direct Great- West Trust Company, LLC, as trustee of the 401(k) Plan (the “Trustee”), how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of common stock credited to the 401(k) Plan participants’

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

accounts for which the Trustee receives voting instructions from the 401(k) Plan participants. The number of shares you are eligible to vote is based on the number of shares of Flowers Foods common stock in your account on the record date for the annual meeting.

CAN I VOTE IF MY SHARES ARE HELD IN “STREET NAME” BY A BANK, BROKER OR OTHER RECORD HOLDER?

If your shares of Flowers Foods common stock are held in “street name” by a bank, broker or other record holder, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that bank, broker or other record holder. Internet and telephone voting are offered to shareholders who own their shares of Flowers Foods common stock through certain banks and brokers.

The election of directors (Proposal I), the advisory vote on the compensation of the Named Executives (Proposal II), the advisory vote on the frequency of future advisory votes to approve the compensation of the Named Executives (Proposal III), and the vote on the approval of the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (Proposal IV) are considered non-discretionary matters under applicable New York Stock Exchange (“NYSE”) rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I, Proposal II, Proposal III and Proposal IV. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 30, 2023 (Proposal V) is considered a discretionary matter under applicable NYSE rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal V without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

HOW WILL ABSTENTIONS BE TREATED?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied, but will not be included in vote totals and will not affect the outcome of the vote with respect to Proposals I, II, III, IV and V.

WHAT CONSTITUTES A QUORUM?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the annual meeting, whether those shareholders vote for or against the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether the proposals have been approved by the shareholders.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will not affect the business that may be conducted at the annual meeting.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

WHAT VOTE IS REQUIRED FOR EACH MATTER TO BE VOTED UPON AT THE ANNUAL MEETING?

•

With regard to Proposal I, each of the 11 nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of shares voted “AGAINST” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our corporate governance guidelines.

•	Approval of Proposals II, IV and V requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

•

With regard to Proposal III, the proxy card provides shareholders with the opportunity to choose among four frequency options (“1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN”), and, therefore, shareholders will not be voting to approve or disapprove the action. The frequency option that receives the highest number of votes cast by shareholders will be deemed to be the frequency for future say-on-pay shareholder advisory votes that has been recommended by shareholders.

HOW WILL BROKER “NON-VOTES” BE TREATED?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and generally will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a bank, broker or other record holder to provide voting instructions to the bank, broker or other record holder.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING OR WILL OTHER MATTERS BE VOTED ON?

At this time, the board of directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, the persons named as proxies, Messrs. McMullian and Kinsey and Ms. Tillman, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

WHERE CAN I FIND THE VOTING RESULTS FROM THE ANNUAL MEETING?

We will report the voting results from the annual meeting on a Current Report on Form 8-K, which we expect to file with the SEC on or before June 1, 2023.

HOW AND WHEN MAY I SUBMIT A SHAREHOLDER PROPOSAL FOR THE 2024 ANNUAL MEETING?

For information on how and when you may submit a shareholder proposal for the 2024 annual meeting, please see “Additional Information—2024 Shareholder Proposals” in this proxy statement.

WHO PAYS THE COSTS OF SOLICITING PROXIES?

We will pay the cost of soliciting proxies. We have engaged Morrow Sodali LLC, 333 Ludlow St, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation of votes for a fee of $12,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or email, but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

The Notice, this proxy statement and our 2022 annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of our 2022 annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Compliance Department.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

If you elected to receive your proxy materials by mail, a copy of our 2022 annual report, which includes our Annual Report on Form 10-K and our financial statements for the fiscal year ended December 31, 2022, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

CAN I ELECT TO RECEIVE FUTURE NOTICES AND PROXY MATERIALS ELECTRONICALLY?

Yes. If you are a registered shareholder or if you participate in the 401(k) Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please contact Brenda Smith, our compliance manager, at compliancemanager@flocorp.com or (229) 226-9116, if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Brenda Smith, our compliance manager, at the above address or by emailing compliancemanager@flocorp.com or calling (229) 226-9116.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS

The board of directors currently consists of 12 directors whose terms expire at the annual meeting. In accordance with the board’s long-term succession plan, Mr. Griswold will retire upon the expiration of his current term, at which time the size of the board of directors will be reduced to 11. The company would like to express its genuine gratitude for Mr. Griswold’s service to the company and its shareholders.

Based on the recommendation of the nominating/corporate governance committee, the board has nominated 11 current directors for election at the 2023 annual meeting. If elected, each of the director-nominees will serve until the 2024 annual meeting of shareholders or until their successors have been duly elected and qualified.

The following biographies provide information on each of our director-nominees, including principal occupation, business experience, skills and qualifications, and other board service.

Director Since: 2004 Committees: None

GEORGE E. DEESE    /    Retired Chairman and Chief Executive Officer of Flowers Foods, Inc.

Mr. Deese has gained extensive operational and financial experience as an executive in various capacities during his 56-year career with the company. Mr. Deese, age 77, served as executive chairman of the board of directors of the company from May 22, 2013 until he retired December 31, 2014 and continues to serve as non-executive chairman. Mr. Deese was chief executive officer of Flowers Foods from January 2004 until May 2013. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board of directors since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He previously served as a board member of the Grocery Manufacturers of America (GMA), and as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years.

Director Since: 2020 Committees: Compensation and Human Capital Committee; Nominating/Corporate Governance Committee

EDWARD J. CASEY, JR.    /    Executive Chairman of J&J Worldwide Services, Inc.

Mr. Casey brings broad leadership and management skills to the board of directors. Mr. Casey, age 65, served as the chief executive officer of the North American business for IDEMIA, a global leader in identity and digital security technologies, from January 2018 to February 2021. Previously, he served as acting chief executive officer, chief operating officer, and a member of the board of Serco Group plc (LSE), a provider of public services in defense, transportation, immigration, healthcare, and other sectors based in the United Kingdom, from 2013 to 2017, and served as chairman and chief executive officer of Serco’s North American business from 2005 to 2013. Mr. Casey also served as group president of LG&E Energy, an electricity and natural gas company, as president and chief operating officer of Tenneco Energy, a diversified energy company, and was founder and chief executive officer of NP Energy, an energy marketing firm. He previously served as a director of Talen Energy (NYSE) from 2015 until it was sold in 2016.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Director Since: 2020 Committees: Compensation and Human Capital Committee; Nominating/Corporate Governance Committee

THOMAS C. CHUBB, III    /    Chairman, Chief Executive Officer and President of Oxford Industries, Inc.

Mr. Chubb brings extensive legal, operational, and branded products knowledge to the board of directors. Mr. Chubb, age 59, has served as chairman, chief executive officer and president of Oxford Industries, Inc. (NYSE), a publicly held, lifestyle apparel company with a brand portfolio that includes Tommy Bahama, Lilly Pulitzer, Johnny Was, Southern Tide, The Beaufort Bonnet Company, and Duck Head, since 2015. During the course of his career with Oxford Industries, which spans more than 30 years, he was named vice president, general counsel, and secretary in 1999; executive vice president in 2004; president in 2009; a member of the board in 2012; and chief executive officer and president in 2013.

Director Since: 2016 Committees: Audit Committee; Finance Committee

RHONDA GASS    /    Vice President and Chief Information Officer of Stanley Black & Decker, Inc.

Ms. Gass brings extensive strategic and information technology experience to the board of directors. Ms. Gass, age 59, has served as vice president and chief information officer for Stanley Black & Decker since 2012 and was named an executive officer of the company the same year. Mrs. Gass is responsible for Stanley Black & Decker’s comprehensive and cross business unit IT strategy, delivery and support, and security infrastructure. She also leads the functional transformation activities for the company, focusing on effectiveness and efficiency. Previously, she was vice president of strategy, technology, and governance for Dell, where she worked for 12 years in positions of increasing scope and responsibility.

Director Since: 2014 Committees: Compensation and Human Capital Committee (Chair); Nominating/Corporate Governance Committee

MARGARET G. LEWIS    /    Former President of Hospital Corporation of America’s Capital Division

Ms. Lewis brings extensive leadership experience and management skills to the board of directors. Her variety of senior management roles provides expertise in executive decision-making and strategic planning. Ms. Lewis, age 69, is the retired president of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA’s Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a fellow with the American College of Healthcare Executives. Ms. Lewis served as a director of the Federal Reserve Bank of Richmond from September 2013 until December 2019, including chairman from January 2017 to December 2018 and deputy chair from January 2019 to December 2019. Ms. Lewis has also served as a director of W.P. Carey Inc. (NYSE) since 2017. She previously served as a director of Smithfield Foods from 2011 to 2013.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Director Since: 2021 Committee: Audit Committee; Finance Committee

W. JAMESON MCFADDEN    /    CEO and Senior Portfolio Manager of Wellington Shields & Co.

Mr. McFadden brings experience in investment banking and corporate finance to the board of directors. Mr. McFadden, age 41, joined Wellington Shields & Co., a New York-based wealth management and investment firm, in 2006 as a research analyst and served as president and senior portfolio manager from January 2017 until December 2022. He has served in his current role as chief executive officer and senior portfolio manager of Wellington Shields & Co. since January 2023. He also has served as chief executive officer of Capital Management Associates, a registered investment advisor based in New York, since 2014, and as head of sales and distribution for Blue Quail Wines, a winery in California, since 2010. He holds a bachelor’s degree in history from Loyola Marymount University and an MBA in finance and management from New York University’s Leonard N. Stern School of Business.

Director Since: 2019 Committees: None

A. RYALS MCMULLIAN    /    President and Chief Executive Officer of Flowers Foods, Inc.

Mr. McMullian has extensive leadership, operational and financial experience that he has acquired through multiple leadership positions held during his 20 years with the company. Mr. McMullian, age 53, was elected president and chief executive officer effective May 2019 and was elected to the board of directors in August 2019. He served as chief operating officer from June 2018 until May 2019 and as chief strategy officer from May 2017 until June 2018. Prior to that, Mr. McMullian served as vice president of mergers and acquisitions and deputy general counsel from 2015 until 2017, and vice president and associate general counsel from 2011 until 2015. He joined the company in 2003 as associate general counsel. He holds a master’s degree in business administration, a juris doctor, and a bachelor’s degree in finance and real estate from Florida State University.

Director Since: 2015 Committees: Audit Committee (Chair); Finance Committee

JAMES T. SPEAR    /    Retired Executive Vice President and Chief Financial Officer of Cadence Health

Mr. Spear has extensive food and health care industry and leadership experience with public and private companies along with expertise in acquisitions and divestitures, financial reporting and auditing, corporate finance, risk management, information technology, investor relations, and strategic planning. Mr. Spear, age 68, is the retired executive vice president and chief financial officer of Cadence Health, where he served from 2006 to 2012. Prior to that Mr. Spear served as vice president finance at Keebler Foods (NYSE) and also operated an independent advisory and consulting business. Since his retirement, Mr. Spear has periodically engaged in various consulting activities. Mr. Spear also currently serves on the board of trustees of The Trinity Forum. He also serves on the board of advisors to the Wheaton College Center for Faith, Politics, and Economics, where he previously served as an adjunct professor. Since 2013, the National Association of Corporate Directors has designated Mr. Spear as a Board Leadership Fellow. Additionally, he previously served on the board of directors of The Trust Company of Illinois from January 2013 until December 2022.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Director Since: 2004 Committees: Compensation and Human Capital Committee; Nominating/Corporate Governance Committee

MELVIN T. STITH, PH.D.    /    Former Interim President, Norfolk State University; former Dean Emeritus, Whitman School of Management, Syracuse University

Mr. Stith has a significant background in marketing and accounting, has a high level of financial literacy, and brings a unique academic perspective to the board of directors. Dr. Stith, age 76, is the former interim president of Norfolk State University. He previously served as dean emeritus of the Whitman School of Management at Syracuse University in New York. From June 2013 until he retired in December 2015, he was professor of marketing at the Whitman School of Management. He previously served as dean of the Whitman School of Management from 2005 to 2013. Prior to that time, he was dean of the College of Business at Florida State University and the Jim Moran Professor of Business Administration. Dr. Stith previously served as a director of Aflac Incorporated (NYSE) from 2012 until May 2022, Synovus Financial Corp. (NYSE) from 1998 until April 2019 and Keebler Foods Company from 1999 to 2001.

Director Since: 2020 Committees: Audit Committee; Finance Committee

TERRY S. THOMAS    /    Global Chief Customer Officer of the Unilever Group

Mr. Thomas brings extensive brand and consumer products experience to the board of directors. Mr. Thomas, age 53, has served as executive vice president, chief customer officer US for the Unilever Group, a global food, personal care, and household products company, since August 2019. During his career with Unilever, he was named sector vice president of customer development in 2013 and senior vice president of customer development, U.S. grocery channel, DSD & natural channel in 2018. Prior to joining Unilever, Mr. Thomas worked for PepsiCo, Inc. (NASDAQ) for 13 years, serving as vice president and general manager of various business channels, including small format, global convenience, gas, drug, dollar, and super regional grocery. Mr. Thomas also held management positions at the Coca-Cola Company (NYSE), Clorox Company (NYSE), and Procter & Gamble Company (NYSE).

Director Since: 2001 Committees: Audit Committee; Finance Committee (Chair)

C. MARTIN WOOD III    /    Partner of Wood Associates; retired Senior Vice President and Chief Financial Officer of Flowers Foods, Inc.

Mr. Wood has a high degree of financial literacy and extensive knowledge of the company gained through his 50 years of service with the company, 22 of which he served as its chief financial officer. Mr. Wood, age 79, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood also serves as senior active trustee on the board of Archbold Medical Center and as a trustee for the Archbold Foundation.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Overview

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We routinely review our corporate governance policies and practices in light of the legal and regulatory environment, the policies and practices of other publicly-held companies, and input from investors, governance advisors, and other stakeholders.

You can access the full text of our corporate governance documents, including our Corporate Governance Guidelines, board committee charters, Code of Business Conduct and Ethics for Officers and Members of the Board of Directors, Stock Ownership Guidelines, and Flowers Foods, Inc. Employee Code of Conduct on our website at www.flowersfoods.com by clicking on the “INVESTORS” tab and selecting “CORPORATE GOVERNANCE.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Compliance Department.

Some highlights of our corporate governance framework include:

∎  10 out of 11 director-nominees are independent

∎  Annual election of directors

∎  Majority voting standard in uncontested director elections

∎  Independent presiding director

∎  Independent directors regularly meet in executive session

∎  Fully independent board committees

∎  “Overboarding” limits

∎  Robust stock ownership guidelines for non-employee directors and executive officers

∎  Clawback policy for incentive compensation

∎  Shareholder ability to act by written consent and call a special meeting

∎  Annual shareholder ratification of independent auditors

∎  Board orientation and continuing education program for directors

∎  Annual board and committee self-evaluations

∎  Annual independent director evaluation of the CEO

∎  Anti-hedging policy for executives and outside directors

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Board Leadership Structure

The board of director’s current leadership structure consists of a non-executive chairman and an independent presiding director.

NON-EXECUTIVE CHAIRMAN GEORGE E. DEESE	INDEPENDENT PRESIDING DIRECTOR BENJAMIN H. GRISWOLD, IV
The chairman: • Provides overall leadership • Presides over meetings of the board • Sets strategic priorities for the board • Serves as the liaison between the board of directors and management

The presiding director:

• Presides over executive sessions in which non-independent directors and other members of management do not participate

• Serves as the liaison between the chairman and the independent, non-management directors of the company

• Approves information sent by the company to directors

• Reviews and approves meeting agendas and schedules for the board of directors

• Calls meetings of the independent, non-management directors

• Is available for consultation and director communication with shareholders

This year, Mr. Deese notified the board that he will retire from his role as non-executive chairman, effective at the annual meeting. The board of directors subsequently decided to combine the roles of chairman and chief executive officer and elect Mr. McMullian to the role of chairman, effective immediately following the annual meeting and contingent upon Mr. McMullian’s re-election. In making the decision to combine the roles of chairman and chief executive officer, the board considered a variety of factors, including our business needs and strategic priorities, the composition of the board, the independent committee composition and leadership, the meaningful responsibilities of the presiding director, and corporate governance trends in our industry.

At this time, the board believes that it is in the best interests of the company and its shareholders for Mr. McMullian to serve as both chairman, and president and chief executive officer. Combining these roles will enable Mr. McMullian to leverage his strong leadership and deep understanding of the company and its operations to effectively execute our strategic initiatives and serve as a bridge between the board of directors and management.

Pursuant to our corporate governance guidelines, the board of directors established the role of independent presiding director, currently filled by Mr. Griswold. In light of Mr. Griswold’s upcoming retirement, the board elected Mr. Chubb to serve as presiding director, effective immediately following the annual meeting and contingent upon Mr. Chubb’s re-election. As presiding director, Mr. Chubb will have significant authority, including the responsibilities listed above.

With a supermajority of independent directors, committees comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the independent directors, the board of directors believes the new leadership structure best serves the long-term interests of the company and its shareholders by providing an appropriate balance between effective independent oversight and consistent leadership to drive execution of our corporate strategy. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and its shareholders.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Director Nomination Process

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other directors, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Chief Legal Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee reviews the appropriate skills, qualifications and experience of each director-nominee. This assessment generally includes a review of the nominee’s judgment, independence, relevant subject matter expertise, integrity, experience with businesses or other organizations of comparable size or industry and any other factors deemed relevant to the current needs of the board of directors, including, among other things, diversity in gender, racial and ethnic background, personal and professional experience, viewpoints, or other demographics. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

The following matrix summarizes certain diversity attributes of our 11 director-nominees, based on the director-nominees’ self-identification:

	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	2	9	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director and director-nominee or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships and those reported in this proxy statement under the section entitled “Transactions with Management and Others.” In addition, transactions and relationships among directors or director-nominees or their affiliates and members of senior management and their affiliates are examined.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

The purpose of this annual review is to determine whether each director and director-nominee meets the applicable criteria for independence in accordance with the SEC rules and regulations, NYSE rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2023.

Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the SEC rules and regulations, NYSE rules and our corporate governance guidelines. Messrs. Deese, Casey, Chubb, Griswold, McFadden, Spear, Thomas and Wood, Dr. Stith and Mses. Lewis and Gass are independent directors and all, with the exception of Mr. Griswold, are independent director-nominees. Mr. McMullian is an inside director because he is currently the president and chief executive officer of the company. In determining the independence of Mr. Deese, the board of directors considered the employment by the company of his family members. Each director and director-nominee abstained from voting on his or her own independence.

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation and human capital committee and the nominating/corporate governance committee.

Additional guidelines apply to the members of the audit committee under the SEC rules and regulations and NYSE rules.

Risk Management Oversight

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described below and in the audit committee charter, but the full board of directors has retained responsibility for general oversight of risks. Specifically, the board of directors is responsible for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board of directors and its committees is enabled by an enterprise risk management (“ERM”) model and process implemented by management that is designed to identify, assess, manage, and mitigate risks. The board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board of directors directly from management responsible for oversight of particular risks within the company. In addition, the compensation and human capital committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that the board’s leadership structure, discussed in detail above, supports the risk oversight function of the board of directors. Strong independent directors chair the various board committees involved with risk oversight, there is open communication between management and directors regarding material risks, and all directors are actively involved in the risk oversight function.

ESG Oversight

In 2022, the board of directors implemented a new ESG oversight structure. Under this structure, the board of directors retains ultimate oversight of the company’s ESG and Corporate Responsibility-related risks and priorities and delegates to the committees oversight of various ESG-related topics, as reflected in the committee charters.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

In connection with our strong founding values, management – at the direction and subject to the oversight of our board of directors and its committees – oversees the prioritization of ESG topics that impact our business and stakeholders and the focus of our Corporate Responsibility strategy and reporting. Recently, we formalized our ESG governance framework to include a ESG Executive Committee and ESG Steering Committee as illustrated below.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s amended and restated bylaws (the “bylaws”), the board of directors has set the number of directors at 12. Mr. Griswold, who has served as a director since 2005, will retire at the annual meeting and will not stand for re-election. Pursuant to the bylaws and action by the board of directors, the size of the board of directors will be set at 11 immediately following the annual meeting.

The board of directors held nine meetings in fiscal 2022, and no incumbent director attended fewer than 75% of the aggregate of:

•	the total number of meetings of the board of directors held during the period for which he or she has been a director; and

•	the total number of committee meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

The board of directors has established four standing committees: an audit committee, a nominating/corporate governance committee, a compensation and human capital committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current committee composition and the number of meetings held during fiscal 2022:

	AUDIT COMMITTEE	NOMINATING/ CORPORATE GOVERNANCE COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	FINANCE COMMITTEE
George E. Deese*
Edward J. Casey, Jr.*		X	X
Thomas C. Chubb, III*		X	X
Rhonda Gass*	X			X
Benjamin H. Griswold, IV*(1)		Chair	X
Margaret G. Lewis*		X	Chair
W. Jameson McFadden*	X			X
A. Ryals McMullian
James T. Spear*	Chair			X
Melvin T. Stith, Ph.D.*		X	X
Terry S. Thomas*	X			X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	8	5	4	4
*	Independent Directors
(1)	Mr. Griswold’s term as director will expire upon his retirement effective at the 2023 annual meeting of shareholders.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Audit Committee

Under the terms of its charter, the audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:

•	oversight of our financial reporting process on behalf of the board of directors;

•

the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent registered public accounting firm;

•	review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•

review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•	review with management and our independent registered public accounting firm the effectiveness of our internal controls;

•

review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities, including the monitoring of our whistle-blower hotline;

•	discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk;

•

oversight of the company’s ERM activities, with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts; and

•	oversight of the company’s environmental and sustainability initiatives and related disclosures, including risks related to material environmental disclosures and published targets.

The board of directors has determined that all audit committee members serving during 2022 are or were “independent” under the SEC rules and regulations, NYSE rules and our corporate governance guidelines.

The board of directors has also determined that Mr. Spear is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the composition and function of the board of directors, and the development and review of our corporate governance guidelines. The nominating/corporate governance committee’s duties and responsibilities include:

•	identifying and screening individuals qualified to become board members;

•	selecting, or recommending that the board of directors select, the director-nominees for our next annual meeting of shareholders;

•	evaluating incumbent directors;

•	developing and recommending corporate governance principles applicable to the company;

•	reviewing possible conflicts of interest of directors and management and making recommendations to prevent, minimize or eliminate such conflicts;

•	making recommendations to the board of directors regarding the independence of each director or director-nominee;

•	reviewing director compensation;

•	reviewing the company’s stock ownership guidelines applicable to executive officers and non-employee directors and monitor compliance with such guidelines;

•	overseeing the evaluation of the board of directors;

•	overseeing certain ESG matters, including governance matters, shareholder engagement on ESG initiatives and social matters and community engagement unrelated to human capital management;

•	overseeing risks related to ethics issues, shareholder activism, change of control, investor relations and corporate structure;

•	reviewing succession planning issues and reporting its findings and recommendations, if any, to the board of directors;

•	reviewing and making recommendations to the board of directors regarding size of the board of directors;

•	developing, overseeing and periodically reviewing an orientation program for new directors and a continuing education program for current directors; and

•	performing any other duties and responsibilities delegated to the committee from time to time.

The board of directors has determined that all members of the nominating/corporate governance committee are “independent” under the SEC rules and regulations, NYSE rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “— Director Nomination Process.”

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Compensation and Human Capital Committee

Under the terms of its charter, the compensation and human capital committee is responsible for overseeing the review and determination of executive compensation and the company’s human capital management activities. The compensation and human capital committee’s duties and responsibilities include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluating our executive officers’ performance in light of these goals and objectives, and setting our executive officers’ compensation levels based on this evaluation and other factors it deems appropriate;

•	making recommendations to the board of directors with respect to executive cash and equity incentive compensation plans and all non-qualified incentive plans;

•	administration of equity-based incentive plans and other plans adopted by the board of directors that contemplate administration by the compensation and human capital committee;

•

reviewing and approving employment agreements (if any), severance or retention plans or agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•	reviewing whether the risks associated with our compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	overseeing our human capital management activities, policies, targets, objectives and the disclosure thereof;

•	determining applicable stock ownership guidelines that apply to senior executives and monitoring compliance with such guidelines;

•	reviewing the outcome of each shareholder advisory vote on executive compensation and recommending to the board of directors any action in response thereto; and

•	production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

In February 2023, the compensation and human capital committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•	balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•	incentive goals set at the corporate level;

•	capped incentive payouts;

•	double-trigger equity vesting upon a change of control;

•	stock ownership guidelines requiring the Named Executives to own a significant amount of our common stock; and

•

a Clawback Policy (as defined below) applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in certain types of detrimental activity.

The board of directors has determined that all members of the compensation and human capital committee are “independent” under SEC rules and regulations, NYSE rules and our corporate governance guidelines.

The compensation and human capital committee may delegate all or a portion of its duties and responsibilities to a subcommittee comprised of at least two compensation and human capital committee members, subject to applicable law and the company’s governing documents. The compensation and human capital committee may authorize one or more officers of the company to designate employees to receive awards under the company’s 2014 Omnibus Equity and Incentive Compensation Plan (the “Omnibus Plan”) and to determine the size of such awards, subject to the limitations set forth in the Omnibus Plan. For information regarding the role of executive officers and the compensation and human capital committee’s independent compensation consultant in determining or recommending the amount or form of executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Finance Committee

Under the terms of its charter, the finance committee reviews and makes recommendations with respect to financial matters affecting the company. The finance committee’s duties and responsibilities include:

•

making recommendations to the board of directors with respect to (i) management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), (ii) the company’s credit facilities, (iii) commodities hedging and (iv) liquidity matters;

•	making plan design recommendations to the board of directors with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•	recommending to the board of directors appointments to and having oversight over the Fiduciary Oversight Committee; and

•	overseeing risks regarding the following matters:

– leverage and debt service/cash flow;

– access to capital;

– deployment of capital;

– mergers and acquisitions;

– benefit plan funding and multi-employer pension plan funding;

– use of derivatives, including for commodity and foreign currency exchange;

– global procurement and interruption of supply chain;

– volatility of inventory because of inflation or deflation; and

– energy availability and cost, including unstable fuel costs.

Relationships Among Certain Directors

W. Jameson McFadden is the nephew of C. Martin Wood III.

Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to adequately prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to attend the company’s annual meeting of shareholders. All of our directors, except Terry S. Thomas, attended the annual meeting of shareholders held virtually on May 26, 2022.

Communicating With the Board

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, GA 31757, Attention: Presiding Director. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our chief legal counsel, will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Transactions with Management and Others

Chris Mulford, the son-in-law of George E. Deese, the non-executive chairman of the board of directors, was employed by the company throughout fiscal 2022 as a general manager of a bakery. In fiscal 2022, he was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $304,034. Mr. Mulford is not an executive officer of the company.

Additionally, Margaret Ann Marsh, the daughter of Robert Benton, an executive officer, was employed by the company throughout fiscal 2022 as the Vice President of Sustainability and Environmental. In fiscal 2022, she was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $281,925. Ms. Marsh is not an executive officer of the company.

Robinson Stubley, the son-in-law of R. Steve Kinsey, was employed by the company throughout fiscal 2022 as Associate Counsel. In fiscal 2022, he was paid an aggregate salary and cash bonus for total compensation of $145,647. Mr. Stubley is not an executive officer of the company.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board of directors for evaluation and approval. The company’s policies with respect to related party transactions, and any other conflicts of interest, are set forth in our code of business conduct and ethics. Any situation that involves, or may reasonably be expected to involve, a conflict of interest between an executive officer and the company should be disclosed promptly to the chief legal counsel. Any situation that involves, or may reasonably be expected to involve, a conflict of interest between a director and the company should be disclosed promptly to the chairman of the board of directors. The chief legal counsel or chairman of the board of directors, as applicable, will discuss such matters with the nominating/corporate governance committee for evaluation and appropriate resolution, which may include the requested resignation of the director or executive officer.

Each of the transactions set forth above were reviewed and approved by the full board of directors in accordance with the company’s policies.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

SHARE OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(2)	21,799,194	10.29%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(3)	19,070,133	9.00%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(4)	15,175,507	7.16%

(1)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 6, 2023.
(2)

The beneficial ownership reported is based upon a Schedule 13G/A filed by The Vanguard Group on January 10, 2023. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power as to 21,515,530 shares, sole voting power as to zero shares, shared voting power as to 92,028 shares and shared dispositive power as to 283,664 shares.

(3)

The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2023. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 18,613,610 shares.

(4)

The beneficial ownership reported is based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Value Fund, Inc. on February 14, 2023. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole dispositive power as to all shares reported and sole voting power as to 5,829,601 shares. T. Rowe Price Mid-Cap Value Fund, Inc. has no voting or dispositive power as to any of the shares reported.

Share Ownership of Certain Executive Officers and Directors

The following table lists information as of March 6, 2023 regarding the number of shares owned by each director and each executive officer listed on the Summary Compensation Table included later in this proxy statement and by all of our directors and executive officers as a group. The address of each person in the table is Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757 unless otherwise indicated.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENT OF CLASS
Bradley K. Alexander	402,900		*
Edward J. Casey, Jr.	14,446	(2)	*
Thomas C. Chubb, III	29,467	(3)	*
George E. Deese	3,063,792	(4)	1.45%
Rhonda Gass	39,691	(5)	*
Benjamin H. Griswold, IV	347,462	(6)	*
R. Steve Kinsey	404,250		*
Margaret G. Lewis	64,223	(7)	*
W. Jameson McFadden	8,913,562	(8)	4.21%
A. Ryals McMullian	1,053,273	(9)	*
James T. Spear	96,317	(10)	*
Melvin T. Stith, Ph.D.	141,994	(11)	*
Terry S. Thomas	14,800	(12)	*
Stephanie B. Tillman	26,025	(13)	*

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENT OF CLASS
D. Keith Wheeler	120,148		*
C. Martin Wood III	10,097,336	(14)	4.77%
All Directors and Executive Officers as a Group (16 persons)	24,369,304	(15)	11.49%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock.
(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.
(2)	Includes 4,416 shares of deferred stock, which would be distributed to Mr. Casey if he had separated his service from the company on March 6, 2023.
(3)	Includes 4,416 shares of deferred stock, which would be distributed to Mr. Chubb if he had separated his service from the company on March 6, 2023.
(4)

Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which shares Mr. Deese disclaims any beneficial ownership; (ii) 675,000 shares held by a family LLC, over which shares Mr. Deese shares joint voting and dispositive power; (iii) 299,478 shares held by ten family trusts, over which shares Mr. Deese shares joint voting and dispositive power; and (iv) 4,416 shares of deferred stock, which would be distributed to Mr. Deese if he had separated his service from the company on March 6, 2023.

(5)	Includes 8,521 shares of deferred stock, which would be distributed to Ms. Gass if she had separated her service from the company on March 6, 2023.
(6)

Includes (i) 5,062 shares owned by the spouse of Mr. Griswold, as to which shares Mr. Griswold disclaims any beneficial ownership; and (ii) 4,416 shares of deferred stock, which would be distributed to Mr. Griswold if he had separated his service from the company on March 6, 2023.

(7)	Includes 4,416 shares of deferred stock, which would be distributed to Ms. Lewis if she had separated her service from the company on March 6, 2023.
(8)

Includes (i) 460,383 shares held in a trust of which Mr. McFadden is the sole beneficiary and has no voting power over such shares; (ii) 4,416 shares of deferred stock, which would be distributed to Mr. McFadden if he had separated his service from the company on March 6, 2023; (iii) 8,264,867 shares held by investment advisory clients of Wellington Shields & Co., of which Mr. McFadden is chief executive officer and senior portfolio manager, as to which shares Mr. McFadden disclaims any beneficial ownership; (iv) 130,727 shares held by family trusts, of which Mr. McFadden is trustee, as to which shares Mr. McFadden disclaims any beneficial ownership; and (v) 343 shares held in custodial accounts, of which Mr. McFadden is custodian, as to which shares Mr. McFadden disclaims any beneficial ownership. Mr. McFadden’s business address is Wellington Shields & Co., 140 Broadway, New York, NY 10005.

(9)

Includes (i) time-based restricted stock units of 43,330 shares, all of which are subject to forfeiture; (ii) 20,088 shares held by the spouse of Mr. McMullian and 108,890 shares held by family trusts for the benefit of Mr. McMullian’s minor children, in each case as to which shares Mr. McMullian disclaims any beneficial ownership; and (iii) 55,063 shares held by a corporation of which Mr. McMullian is a director and shares voting and dispositive power over the shares.

(10)

Includes (i) 100 shares held by Mr. Spear’s child, over which shares Mr. Spear shares voting and investment authority; and (ii) 11,218 shares of deferred stock, which would be distributed to Mr. Spear if he had separated his service from the company on March 6, 2023.

(11)

Includes (i) 77 shares held by the spouse of Dr. Stith as custodian for a minor child, as to which shares Dr. Stith disclaims any beneficial ownership; and (ii) 96,715 shares of deferred stock, which would be distributed to Dr. Stith if he had separated his service from the company on March 6, 2023.

(12)	Includes 4,416 shares of deferred stock, which would be distributed to Mr. Thomas if he had separated his service from the company on March 6, 2023.
(13)	Includes 600 shares held by Ms. Tillman as custodian, as to which shares Ms. Tillman disclaims any beneficial ownership.
(14)

Includes (i) 17,934 shares held by a trust of which Mr. Wood is trustee, 6,527,872 shares owned by the spouse of Mr. Wood as to which shares Mr. Wood disclaims any beneficial ownership; (ii) 2,301,915 shares held by trusts of which the spouse of Mr. Wood is independent trustee, which includes 460,383 shares held in a trust of which Mr. McFadden is the sole beneficiary and has sole dispositive power over such shares, in each case as to which shares Mr. Wood disclaims any beneficial ownership; and (iii) 4,416 shares of deferred stock, which would be distributed to Mr. Wood if he had separated his service from the company on March 6, 2023.

(15)	Includes 460,383 shares reported by Mr. McFadden and Mr. Wood as described above.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Based solely upon a review of our records and written representations by the persons required to file these reports, except as set forth below, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), with the SEC were timely filed in fiscal 2022 by directors and executive officers.

Due to administrative errors, late Form 4s reporting shares surrendered in satisfaction of withholding taxes pursuant to the vesting of time-based restricted stock units granted to H. Mark Courtney, Stephanie B. Tillman and Heeth Varnedoe that were due on January 7, 2022 were filed on January 24, 2022; a late Form 4 reporting an award of deferred stock granted to Ms. Gass that was due on January 4, 2022 was filed on January 24, 2022; late Form 4s reporting the vesting of deferred stock awards to Ms. Gass that were due on February 17, 2022 and August 23, 2022 were filed on April 21, 2022 and August 24, 2022, respectively; late Form 5s reporting gifts that were due on February 14, 2023 were filed on February 15, 2023 for Mr. Courtney and Mr. Deese; and Mr. Kinsey’s Form 5 filed on February 13, 2023 for the fiscal year ended December 31, 2022 reported shares held by the Jackie S. Wooten Revocable Trust, for which his spouse acts as co-trustee, which should have been reported by August 3, 2018.

Additionally, due to administrative errors, Mr. Varnedoe filed two amendments to his Form 3, originally filed on January 7, 2021, on March 9, 2021 and January 21, 2022, to include shares held by trust for his minor children and time-based restricted stock units, respectively, that were omitted from his original Form 3.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2022 Named Executive Officers

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

2022 In Brief

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Key Elements of 2022 Named Executive Officer Compensation

The following table sets forth the key elements of our 2022 Named Executive compensation programs:

WHAT WE PAY	WHY WE PAY IT	KEY FEATURES
Base Salary	Attract and retain talent; reward experience and expertise, functional progression, career development, skills and competencies	Established after consideration of external competitive market base salaries and the internal relationships of these positions
Annual Cash Incentive Awards	Motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation	Only earned if we meet certain performance goals
Long-term Stock-based Incentive Compensation	Align significant portion of Named Executive compensation with the long-term success of the company and the enhancement of shareholder value	Equity-based awards allocated between two types of performance-contingent restricted stock: 50% ROIC-based performance-contingent restricted stock awards and 50% TSR-based performance-contingent restricted stock awards
Employee Benefits	Attract and retain talent

• Customary retirement and health and welfare benefits to all of our salaried employees, including our Named Executives

• Nonqualified deferred compensation plan to help attract and retain qualified executives

Consideration of 2022 Say on Pay Vote

We currently hold our say on pay vote every year. At our 2022 annual meeting of shareholders, more than 99% of the shares voted were cast in support of our executive compensation program. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of 2022 and early 2023. Shareholders have an opportunity to cast an advisory vote on the frequency of future say on pay votes at the annual meeting.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Summary of Our Compensation Practices

PRACTICES WE HAVE ADOPTED	PRACTICES WE DO NOT ENGAGE IN

✔  Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

✔  Long-term incentives that are entirely performance-based for Named Executives

✔  Multiple performance measures used in incentive plans

✔  Capped incentive payouts

✔  Clawback policy

✔  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

✔  Moderate change of control severance arrangements

✔  Double-trigger equity vesting upon a change of control

✔  Annual review of tally sheets by the compensation and human capital committee

✔  Incentives that are risk-mitigated through plan design and administration

✔  Compensation and human capital committee comprised solely of independent directors

✔  Independent compensation consultant who reports directly to the compensation and human capital committee

✔  Anti-hedging policy for executives and outside directors

✗  Employment agreements

✗  Dividend equivalents on unearned performance shares

✗  Income tax gross-ups

✗  Excise tax gross-ups on change of control severance

✗  Backdating or repricing of stock options

✗  Pension credited service for years not worked

✗  Employee/director perquisites

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION GENERALLY

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our executive compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. The program aligns our executives’ interests with those of our shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. We strive to foster a sense of ownership among our executives by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation and human capital committee evaluates both performance and compensation to help ensure that (i) the company maintains its ability to attract, retain, and motivate the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies; and (iii) each of the company’s primary objectives with respect to compensation is being fulfilled. To meet those goals, our executive compensation program has historically included three primary components:

•	base salary;

•	annual cash incentive awards; and

•	long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change of Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change of control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our executive compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary, target non-equity incentive compensation, and target equity compensation expressed as a percentage of primary compensation elements for the Named Executives for the fiscal year ended December 31, 2022 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by individual role and responsibilities, in addition to Relevant Market Data (as defined below) for each element of pay.

How Compensation Decisions are Made

Role of the Compensation and Human Capital Committee

The compensation and human capital committee, which is comprised solely of independent directors, determines the compensation for each of our executives (including Named Executives) and oversees the review and determination of our executive compensation program. Each year, it reviews and performs a comprehensive assessment and analysis of the executive compensation program, including the elements of each Named Executive’s compensation, with input from the compensation and human capital committee’s independent compensation consultant. As part of the compensation review, a “tally sheet” for each Named Executive (and the other executive officers) is provided with the details of the Named Executive’s total compensation elements, stock ownership, benefits information, outstanding equity award values and obligations under various termination scenarios. The compensation and human capital committee believes that tally sheets are a useful tool in evaluating total compensation in relation to competitive market pay and internal pay equity. The independent directors review and ratify all decisions by the compensation and human capital committee relating to the compensation of our executives (including Named Executives).

The compensation and human capital committee annually conducts an independence assessment of its advisors including the compensation consultant, consistent with NYSE listing standards and SEC rules and regulations. As a result of its most recent assessment, the compensation and human capital committee determined that the work of the compensation consultant did not raise any conflicts of interest.

Role of Executive Officers

The compensation and human capital committee, which is comprised solely of independent directors, has responsibility for overseeing the review and determination of executive compensation.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

The president and chief executive officer, with the assistance of the chief human resources officer, consults with and advises the compensation and human capital committee with respect to the company’s compensation philosophy and makes recommendations regarding the compensation of other executive officers including the Named Executives, but not regarding his own compensation. All recommendations of the president and chief executive officer to the compensation and human capital committee regarding the compensation of other executive officers are independently evaluated by the committee.

The chief financial officer, or his designee, assists the compensation and human capital committee in understanding the key drivers of company performance, particularly those measures used in our annual cash incentive and long-term incentive plans and also provides the compensation and human capital committee with regular updates on company performance as it relates to certain performance measures used in our annual cash incentive and long-term incentive plans.

Role of Independent Compensation Consultants

For fiscal 2022, the compensation and human capital committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant. At the compensation and human capital committee’s request, Meridian annually evaluates the competitiveness of the base salaries, annual cash incentives and long-term incentives awarded to the Named Executives, provides competitive market data on new compensation arrangements (as applicable) and evaluates the continued appropriateness of existing arrangements. Meridian attended compensation and human capital committee meetings at the committee’s request and was available to provide guidance to the compensation and human capital committee on compensation questions and issues as they arose.

Market Compensation Analysis

Because there are not many food companies similar in size to Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay data to evaluate base salary, target annual cash incentive and long-term incentive opportunity based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). When establishing pay levels for fiscal 2022, data was collected from the Willis Towers Watson Executive Compensation Database using both general industry data (from 700+ companies, the identities of which were not material to the analysis) and data from the Food & Beverage industry cut comprised of the following companies:

WILLIS TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES
American Sugar Refining	H. E. Butt Grocery	OSI Group
Campbell Soup	Hershey	PepsiCo
Cargill Meat Solutions	Hormel Foods	Perdue Farms
Coca-Cola Bottling	Ilitch Holdings	Post Holdings
ConAgra Brands	J.M. Smucker	Rich Products
Constellation Brands	Kellogg Company	Saputo Cheese USA
Danone North America	Keurig Dr. Pepper	Schreiber Foods
Del Monte Foods	Mars North America	Schwan’s Company
Dole Packaged Foods	McCain Foods USA	Seaboard Foods
E & J Gallo Winery	McCormick	Smithfield Foods
Foster Poultry Farms	Molson Coors Beverage Company	Starbucks Coffee
General Mills	Mondelez International	Tyson Foods
Glanbia Performance Nutrition	Morton Salt	Ventura Foods
Gruma Corporation	Nestle USA	Wells Enterprises

The Relevant Market Data obtained from the companies above was used to evaluate target pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect appropriate scope of revenue responsibility. Pay opportunities are generally established with reference to the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target annual cash incentive and long-term incentive opportunity). Individual positioning relative to Relevant Market

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Data may vary based on tenure, years of experience in role, individual and company performance, future potential, or other factors. This approach sets executive pay opportunities at levels we believe are competitive and help attract, retain and motivate the most qualified executives.

The compensation and human capital committee concluded that the proposed 2022 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with a pay-for-performance philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align interests with those of the company’s shareholders.

CASH COMPENSATION

Base Salary

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through comparative analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for Named Executives reporting directly to the president and chief executive officer are subject to approval by the compensation and human capital committee after consideration of the recommendations he submits. The president and chief executive officer’s salary is subject to review and approval by the compensation and human capital committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation and human capital committee and the board of directors.

The following table shows the fiscal 2022 and fiscal 2021 base salary rates for the Named Executives. The Named Executives’ base salaries were each increased slightly as reflected in the table below.

NAMED EXECUTIVE	FISCAL 2021 SALARY RATE	FISCAL 2022 SALARY RATE(1)	PERCENT CHANGE
A. Ryals McMullian, President and Chief Executive Officer	$900,000	$918,000	2%
R. Steve Kinsey, Chief Financial Officer and Chief Accounting Officer	$619,212	$637,788	3%
Bradley K. Alexander, Former Chief Operating Officer	$577,843	$595,178	3%
D. Keith Wheeler, Chief Sales Officer	$493,506	$508,311	3%
Stephanie B. Tillman, Chief Legal Counsel	$425,000	$450,500	6%

(1)	Effective January 2, 2022 for Mr. McMullian, and effective April 3, 2022 for the other Named Executives.

Annual Executive Cash Incentive Awards

For 2022, the annual cash incentive awards were granted to Named Executives under our Omnibus Plan. The awards were designed to provide an incentive to achieve critical annual goals that lead to our long-term success. We choose to provide annual cash incentive award opportunities in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation. Adjusted EBITDA, which is a holistic indicator of the company’s operating performance, is the performance measure used to determine annual cash incentive award payouts.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

For 2022, the compensation and human capital committee established target annual cash incentive levels under the Omnibus Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Annual Incentive Percentage”). Target Annual Incentive Percentages for each Named Executive for fiscal 2022 were as follows:

NAMED EXECUTIVE	TARGET ANNUAL INCENTIVE PERCENTAGE (AS % OF BASE SALARY)
A. Ryals McMullian, President and Chief Executive Officer(1)	125%
R. Steve Kinsey, Chief Financial Officer and Chief Accounting Officer	80%
Bradley K. Alexander, Former Chief Operating Officer	80%
D. Keith Wheeler, Chief Sales Officer	70%
Stephanie B. Tillman, Chief Legal Counsel	60%
(1)

For fiscal 2022, the compensation and human capital committee approved an increase from Mr. McMullian’s fiscal 2021 target of 120% in light of its review of competitive market data and Mr. McMullian’s contributions and performance. No other changes were made to the Named Executives’ Target Annual Incentive Percentages from fiscal 2021.

2022 annual cash incentives are awarded to participating Named Executives based on the following formula:

•	the Named Executive’s base salary; multiplied by

•	the Target Annual Incentive Percentage; multiplied by

•

the “Actual Annual Incentive Percentage,” a percentage based upon the company’s actual adjusted EBITDA for the fiscal year as compared to the payout scale below which uses straight-line interpolation between points. The scale also shows the percentage of the 2022 Adjusted EBITDA Goal (as defined below) achieved and the related applicable annual cash incentive percentages:

LEVEL OF ACHIEVEMENT	% OF ADJUSTED EBITDA GOAL ACHIEVED	APPLICABLE ANNUAL CASH INCENTIVE PERCENTAGE OF TARGET
Maximum	115.0%	200.0%
Target	100.0%	100.0%
Threshold	90.0%	30.0%
Actual	95.0%	64.3%

The Actual Annual Incentive Percentage would have been 0% if actual adjusted EBITDA were less than 90% of the 2022 Adjusted EBITDA Goal. This mechanism provided motivation for each Named Executive to strive for improved company performance in 2022 even if the 2022 Adjusted EBITDA Goal itself was not attained.

The company does not pay annual cash incentive awards under the Omnibus Plan to any Named Executive until such time as the compensation and human capital committee has certified the Actual Annual Incentive Percentage and the annual report on Form 10-K for the applicable fiscal year has been filed with the SEC. For 2022, the company achieved adjusted EBITDA of $502,030,000 versus the target of $529,008,000 (the “2022 Adjusted EBITDA Goal”). Actual annual cash incentive amounts earned by each Named Executive for 2022 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to grant long-term incentive compensation opportunity because it aligns Named Executives’ interests with those of shareholders and helps to retain a stable management team.

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Equity and Performance Compensation Awards

In keeping with the compensation and human capital committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive program and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, by rewarding performance over the long term. The 2022 awards under the Omnibus Plan contain elements designed to focus the Named Executives’ attention on one of the company’s primary goals – the long-term success of the company, and ultimately, the enhancement of shareholder value. Individual long-term incentive grants are reviewed annually and approved by the compensation and human capital committee with reference to the Relevant Market Data it receives from its compensation consultant.

Similar to our 2021 grants, the compensation and human capital committee allocated equity-based awards for 2022 between two types of performance-contingent restricted stock, as described below. The use of performance-contingent restricted stock is intended to encourage Named Executives to focus on capital investments that produce returns in excess of the company’s weighted average cost of capital (“WACC”), based on the quarterly book value of the company’s debt obligations and equity capital, respectively, as adjusted to account for costs and market volatility in the manner set forth in the company’s 2022 Form of Performance Share Agreement, and to enhance the company’s total shareholder return (“TSR”) relative to food industry peers.

The determination of 2022 performance-contingent restricted stock award levels for the Named Executives was based on the Relevant Market Data, and the target dollar values of the grants are set forth below:

NAMED EXECUTIVE	TOTAL TARGET DOLLAR VALUE OF LTI GRANT
A. Ryals McMullian	$4,360,500
R. Steve Kinsey	$1,145,542
Bradley K. Alexander	$1,069,010
D. Keith Wheeler	$789,610
Stephanie B. Tillman	$595,000

In order to determine the actual target number of performance-contingent restricted shares granted to each Named Executive, the total target dollar value shown above for each Named Executive was multiplied by the weight of each type of restricted share award (50% return on invested capital (“ROIC”) based and 50% TSR-based, as described in further detail below), and then divided by the average of (a) the closing price on the date of grant and (b) the closing price on the date of grant, multiplied by a Monte Carlo valuation, to deliver an equal number of target ROIC and TSR shares. The actual number of each type of performance-contingent restricted share granted (at the target level) is set forth below:

NAMED EXECUTIVE	TARGET NUMBER OF ROIC- BASED PERFORMANCE- CONTINGENT RESTRICTED SHARES GRANTED	TARGET NUMBER OF TSR-BASED PERFORMANCE-CONTINGENT RESTRICTED SHARES GRANTED
A. Ryals McMullian	73,360	73,360
R. Steve Kinsey	19,270	19,270
Bradley K. Alexander	17,980	17,980
D. Keith Wheeler	13,280	13,280
Stephanie B. Tillman	10,010	10,010

The 2022 performance-contingent restricted stock agreement (the “Performance Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. The vesting of the 2022 awards occurs approximately three years from the date of grant (after the filing of our Annual Report on Form 10-K and in any event no later than March 14, 2025) to the extent that the vesting conditions described below are satisfied. The performance will be measured from January 2, 2022 to December 28, 2024 (the “ROIC Performance Period”) for ROIC-based performance-contingent restricted stock and from January 1, 2022 to December 31, 2024 for TSR-based performance-contingent restricted stock (the “TSR Performance Period”).

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

ROIC-Based Performance-Contingent Restricted Stock Awards. Similar to our 2021 awards, the Performance Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”), vesting will occur in the manner set forth below, if the company’s ROIC exceeds its WACC by the following levels during the ROIC Performance Period:

ROIC MINUS WACC	PAYMENT PERCENTAGE (% OF TARGET)
Less than 175 basis points	0%
175 basis points	50%
375 basis points	100%
475 basis points or above	125%

For performance between the levels described above, the degree of vesting is interpolated on a linear basis.

ROIC is based on the following formula:

•

the time-weighted quarterly average during the ROIC Performance Period of the sum of net income and after-tax interest expense divided by the sum of the time-weighted two-point average quarterly book value of the company’s debt and the time-weighted two-point average quarterly book value of the company’s equity capital.

GAAP amounts used in the calculation of ROIC will be adjusted for items that in the compensation and human capital committee’s judgment affect comparability during the ROIC Performance Period and/or between the numerator and denominator.

TSR-Based Performance-Contingent Restricted Stock Awards. The Performance Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each Named Executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by company TSR over the TSR Performance Period, as compared to the TSR of the companies in a specified peer group (the “TSR Peer Group”).

TSR is based on the following formula:

•	stock price change plus dividends; divided by

•	beginning stock price.

For 2022, the TSR Peer Group consisted of the following 17 U.S.-traded food and products companies:

B&G Foods, Inc.	The J.M. Smucker Company
Campbell Soup Company	Kellogg Company
Conagra Brands, Inc.	The Kraft Heinz Company
General Mills, Inc.	Lancaster Colony Corporation
The Hain Celestial Group, Inc.	McCormick & Company, Incorporated
The Hershey Company	Mondelez International, Inc.
Hormel Foods Corporation	Post Holdings, Inc.
Hostess Brands, Inc.	Treehouse Foods, Inc.
J&J Snack Foods Corp.

The Performance Restricted Stock Agreement provides that the TSR for peer group members will be adjusted in certain instances, including in the event a peer group company files for bankruptcy during the TSR Performance Period or a peer group company is acquired or subsumed by merger during the TSR Performance Period, in each case as described in the Performance Restricted Stock Agreement.

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Hypothetical payouts based on the TSR for the company and each member of the TSR Peer Group are calculated at the end of each of the final four quarters of the TSR Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

PERCENTILE OF COMPANY TSR VS. PEER GROUP TSR	PAYMENT PERCENTAGE (% OF TARGET)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change of Control. For the 2022 grants, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at the target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the company) or later, on the normal vesting date the grantee will receive a prorated number of shares based upon the retirement date and actual performance for the entire performance period. Similar to all equity awards granted under the Omnibus Plan, for the 2022 grants, “double-trigger” vesting applies if a change of control occurs. In addition to change of control, double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated under specific circumstances within a specified period of time following the change of control before accelerated vesting can occur.

Dividends. Dividends accrue on the restricted stock and are paid in cash to the executive on the vesting date on all shares of restricted stock that vest.

Timing of Grants. Performance-contingent restricted stock awards were granted on January 2, 2022. It is expected that this approximate timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances, we typically do not grant equity awards to the Named Executives at other dates.

2020 Awards. In fiscal 2020, the company granted each Named Executive a performance-contingent restricted stock award, with 50% of the award vesting based on ROIC during the performance period beginning on December 29, 2019 and ending on December 31, 2022, and 50% of the award vesting based on TSR during the performance period beginning on January 1, 2020 and ending on December 31, 2022. As previously disclosed, the performance objectives applicable to the 2020 performance-contingent restricted stock awards were substantially similar to the design of the 2022 performance-contingent restricted stock awards, including the payout levels at various levels of performance against the applicable targets.

The ROIC-based performance-contingent restricted stock awards granted to the Named Executives in fiscal 2020 vested in early fiscal 2023 at 125% of target as a result of company ROIC during the three-fiscal year performance period exceeding company WACC by 611 basis points.

The TSR-based performance-contingent restricted stock awards granted to the Named Executives in fiscal 2020 vested at 148% of target as a result of the company’s TSR from January 1, 2020, through each of the last four quarters in calendar year 2022, placing it in the 59th percentile, in the 65th percentile, in the 76th percentile, and in the 76th percentile for the respective quarters of the companies in the applicable TSR peer group for an average of the 69th percentile.

Recoupment (“Clawback”) Provision

The Omnibus Plan provides the compensation and human capital committee with the flexibility to determine whether to provide for the cancellation or forfeiture of an award or annual cash incentive or the forfeiture and repayment to the company of any gain related to an award if a participant has engaged in detrimental activity. Currently, the company’s performance share award agreements provide for such cancellation, forfeiture or repayment, as applicable.

The recoupment provision provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in an overstatement of the company’s earnings or other financial measurements that were taken into

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

consideration in awarding grants or annual cash incentive awards and, as a result of such overstatement, the participant (i) received an annual cash incentive award and/or (ii) either received a grant or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or annual cash incentive awards that resulted from the overstatement.

On November 15, 2019, the board adopted a standalone clawback policy (the “Clawback Policy”), which was incorporated in long-term incentive awards beginning with the 2020 grants. The Clawback Policy applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in detrimental activity.

In the wake of the SEC’s recent promulgation of final Dodd-Frank Act clawback rules, we expect to review and consider changes to our clawback provisions.

Anti-Hedging Policy

The company’s insider trading policy prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.

RETIREMENT & OTHER POST-EMPLOYMENT BENEFITS

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Omnibus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

The company provides a defined contribution benefit to executives through the 401(k) Plan and the Executive Deferred Compensation Plan (the “EDCP”).

In connection with his retirement, Mr. Alexander will receive a retirement payment of $70,000 for continued health care premiums under COBRA and equity award vesting in accordance with the terms of his outstanding equity awards, as further described in the section entitled “Potential Payments Upon Termination or Change of Control.”

Executive Deferred Compensation Plan

The EDCP provides additional deferred compensation opportunities to certain members of management. In particular, the EDCP allows these members of management to defer the receipt of a percentage of their salary and annual cash incentive award. The EDCP is not a tax-qualified plan.

The participants’ deferrals are credited to a bookkeeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid.

Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. In general, interest is considered above-market for Summary Compensation Table reporting purposes if earned at a rate that exceeds 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Interest credited to the EDCP on behalf of the Named Executives amounted to $419,924 for fiscal 2022.

Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon a specific date or termination of employment.

Distributions from the EDCP are made from the company’s general assets. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question.

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The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Change of Control Severance

We maintain a change of control severance arrangement with our executives, including the Named Executives, as set forth in the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change of control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to make such payments to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at amounts that we believe are market-appropriate, has no excise tax gross-up provisions and is consistent with current corporate governance norms (see section entitled “Potential Payments upon Termination or Change of Control” in this proxy statement for additional details). In 2015, the compensation and human capital committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive.

Executive Share Ownership Guidelines

Based on the view of the compensation and human capital committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. The guidelines for the Named Executives are set forth in the table below.

The holdings of each of the Named Executives are currently either at the guideline or on track to meet it, and progress toward the guidelines is reviewed annually by the compensation and human capital committee.

Executives subject to the guidelines must hold at least 75% of all net shares received through vesting and distribution of performance shares or restricted stock until the applicable guidelines are achieved.

NAMED EXECUTIVE	SHARE OWNERSHIP GUIDELINE
President and Chief Executive Officer	6 times base salary
Chief Financial Officer and Chief Accounting Officer	3 times base salary
Chief Operating Officer	3 times base salary
Chief Sales Officer	2 times base salary
Chief Legal Counsel	3 times base salary

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, Ms. Lewis, Mr. Casey, Mr. Chubb, Mr. Griswold, and Dr. Stith served on the compensation and human capital committee. No member of the compensation and human capital committee was, during 2022, an officer or employee of the company, was formerly an officer of the company, or had any relationship requiring disclosure by the company as a related party transaction under Item 404 of Regulation S-K. During 2022, none of the company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the company’s board of directors or compensation and human capital committee.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The compensation and human capital committee is responsible for evaluating and approving the company’s compensation plans, policies and programs. The compensation and human capital committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC and proxy statement for the 2023 annual meeting of shareholders.

The Compensation and Human Capital Committee of the Board of Directors:

Margaret G. Lewis, Chair

Edward J. Casey, Jr.

Thomas C. Chubb, III

Benjamin H. Griswold, IV

Melvin T. Stith, Ph.D.

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FISCAL 2022 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021 (as applicable) of the Named Executives, which consist of the chief executive officer, the chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods who were serving as executive officers at the end of the 2022 fiscal year. For an explanation regarding the amount of salary and annual incentive awards in proportion to total compensation of the Named Executives, see the section above titled “Executive Compensation — Executive Compensation Generally — Mix of Compensation Opportunity.”

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
A. Ryals McMullian	2022	917,654	4,360,518	737,843	53,851	185,493	6,255,359
President and	2021	896,490	3,599,802	1,341,360	38,286	103,967	5,979,905
Chief Executive Officer	2020	726,452	2,600,146	1,674,293	31,380	54,499	5,086,770
R. Steve Kinsey	2022	632,787	1,145,409	325,689	31,974	120,908	2,256,767
Chief Financial Officer and	2021	615,146	1,117,469	611,497	29,174	66,236	2,439,522
Chief Accounting Officer	2020	611,760	1,090,444	979,268	34,806	45,450	2,761,728
Bradley K. Alexander	2022	590,511	1,068,731	303,930	78,883	174,779	2,216,835
Former Chief Operating Officer	2021	574,049	1,042,906	570,644	66,537	61,698	2,315,834
	2020	570,889	1,017,530	913,846	71,583	41,996	2,615,844
D. Keith Wheeler	2022	504,325	789,363	227,125	7,737	87,571	1,616,122
Chief Sales Officer	2021	490,265	770,328	426,438	6,491	43,895	1,737,417
	2020	487,563	751,579	682,904	6,938	35,352	1,964,336
Stephanie B. Tillman (1)	2022	443,635	594,994	173,344	4,139	41,787	1,257,899
Chief Legal Counsel

(1)	No information is provided with respect to the 2021 and 2020 fiscal years for Ms. Tillman, because she was not a Named Executive prior to the 2022 fiscal year.
(2)

Named Executives may elect to defer amounts into the 401(k) Plan (up to the U.S. Internal Revenue Service (“IRS”) limits) and into the EDCP. Amounts of salary deferred during fiscal 2022 were as follows:

NAME	SALARY DEFERRALS INTO 401(K) PLAN ($)	SALARY DEFERRALS TO EDCP ($)	TOTAL ($)
A. Ryals McMullian	27,000	448,291	475,291
R. Steve Kinsey	27,000	44,295	71,295
Bradley K. Alexander	27,000	407,398	434,398
D. Keith Wheeler	27,000	50,432	77,432
Stephanie B. Tillman	27,000	14,846	41,846

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

(3)

Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) is determined in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date. See Note 2 and Note 18 to the company’s consolidated financial statements in our Annual Report on Form 10-K for fiscal year ended December 31, 2022, for a description of the assumptions made in the valuation of stock awards under ASC 718. Assuming the highest levels of performance conditions are achieved at a grant date stock price of $27.47, the aggregate value at the grant date of the ROIC-based and TSR-based performance-contingent restricted stock awards granted in 2022 would be as follows: Mr. McMullian, $6,549,397; Mr. Kinsey, $1,720,391; Mr. Alexander, $1,605,209; Mr. Wheeler $1,185,605; and Ms. Tillman, $893,682.

(4)	Non-equity incentive plan compensation includes all performance-based cash awards under the Omnibus Plan earned by the Named Executives during the fiscal year.
(5)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2022 represent only the portion of earnings under the EDCP that are “above-market” for purposes of the applicable disclosure rules.

(6)	Amounts reported in the “All Other Compensation” column for 2022 are reported in the table below.

NAME	EMPLOYER CONTRIBUTIONS TO SECTION 401(K) PLAN ($)	EMPLOYER CONTRIBUTIONS TO EDCP ($)	CONTINUED HEALTH PREMIUMS UNDER COBRA ($)	TOTAL ($)
A. Ryals McMullian	18,300	167,193	—	185,493
R. Steve Kinsey	18,300	102,608	—	120,908
Bradley K. Alexander	18,300	86,479	70,000	174,779
D. Keith Wheeler	18,300	69,271	—	87,571
Stephanie B. Tillman	18,300	23,487	—	41,787

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended December 31, 2022 pursuant to incentive plans in place at Flowers Foods as of that date:

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
A. Ryals McMullian
Non-Equity Incentive Plan Award		344,250	1,147,500	2,295,000					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/2/2022				36,680	73,360	91,700		2,015,199
TSR-Based Performance Contingent Restricted Stock Grant	1/2/2022				36,680	73,360	146,720		2,345,319
R. Steve Kinsey
Non-Equity Incentive Plan Award		153,069	510,230	1,020,460					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/2/2022				9,635	19,270	24,088		529,347
TSR-Based Performance Contingent Restricted Stock Grant	1/2/2022				9,635	19,270	38,540		616,062

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Bradley K. Alexander
Non-Equity Incentive Plan Award		142,843	476,142	952,284					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/2/2022				8,990	17,980	22,475		493,911
TSR-Based Performance Contingent Restricted Stock Grant	1/2/2022				8,990	17,980	35,960		574,821
D. Keith Wheeler
Non-Equity Incentive Plan Award		106,745	355,818	711,636					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/2/2022				6,640	13,280	16,600		364,802
TSR-Based Performance Contingent Restricted Stock Grant	1/2/2022				6,640	13,280	26,560		424,562
Stephanie B. Tillman
Non-Equity Incentive Plan Award		81,090	270,300	540,600
ROIC-Based Performance Contingent Restricted Stock Grant	1/2/2022				5,005	10,010	12,513		274,975
TSR-Based Performance Contingent Restricted Stock Grant	1/2/2022				5,005	10,010	20,020		320,020

(1)

Annual cash incentive awards are earned based on the achievement of a specified adjusted EBITDA goal. The Threshold amount is 30% and presents the lowest possible payout assuming the minimum level of achievement. Should the performance not meet the minimum level of achievement, the payout would be zero.

(2)	Grant date fair value of performance-contingent restricted stock compiled in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END

The following table details all equity awards granted and outstanding as of December 31, 2022, the company’s most recent fiscal year end:

		STOCK AWARDS
NAME AND GRANTS	GRANT DATE FOR EQUITY- BASED AWARDS(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
A. Ryals McMullian
ROIC-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	73,360	2,108,366
TSR-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	73,360	2,108,366
ROIC-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	72,900	2,095,146
TSR-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	72,900	2,095,146
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/29/2019	69,537	1,998,493	—	—
TSR-Based Performance Contingent Restricted Stock Grants(3)	12/29/2019	82,332	2,366,222	—	—
Time-Based Restricted Stock Units(4)	5/23/2019	43,330	1,245,304	—	—

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

		STOCK AWARDS
NAME AND GRANTS	GRANT DATE FOR EQUITY- BASED AWARDS(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
R. Steve Kinsey
ROIC-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	19,270	553,820
TSR-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	19,270	553,820
ROIC-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	22,630	650,386
TSR-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	22,630	650,386
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/29/2019	29,162	838,116	—	—
TSR-Based Performance Contingent Restricted Stock Grants(3)	12/29/2019	34,528	992,335	—	—
Bradley K. Alexander
ROIC-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	5,993	172,239
TSR-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	5,993	172,239
ROIC-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	14,080	404,659
TSR-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	14,080	404,659
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/29/2019	27,212	782,073	—	—
TSR-Based Performance Contingent Restricted Stock Grants(3)	12/29/2019	32,219	925,974	—	—

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

		STOCK AWARDS
NAME AND GRANTS	GRANT DATE FOR EQUITY- BASED AWARDS(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
D. Keith Wheeler
ROIC-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	13,280	381,667
TSR-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	13,280	381,667
ROIC-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	15,600	448,344
TSR-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	15,600	448,344
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/29/2019	20,100	577,674	—	—
TSR-Based Performance Contingent Restricted Stock Grants(3)	12/29/2019	23,798	683,955	—	—
Stephanie B. Tillman
ROIC-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	10,010	287,687
TSR-Based Performance Contingent Restricted Stock Grants(1)	1/2/2022	—	—	10,010	287,687
ROIC-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	7,980	229,345
TSR-Based Performance Contingent Restricted Stock Grants(2)	1/3/2021	—	—	7,980	229,345
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/29/2019	8,987	258,286	—	—
TSR-Based Performance Contingent Restricted Stock Grants(3)	12/29/2019	10,641	305,822	—	—

(1)

The performance measurement periods for the 2022 ROIC-Based Performance-Contingent Restricted Stock awards and the 2022 TSR-Based Performance-Contingent Restricted Stock awards run from January 2, 2022 to December 28, 2024 and from January 1, 2022 to December 31, 2024, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2024 fiscal year. The 2022 ROIC-Based Performance-Contingent Restricted Stock is reported at the target level. The 2022 TSR-Based Performance-Contingent Restricted Stock is reported at the target level.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

(2)

The performance measurement periods for the 2021 ROIC-Based Performance-Contingent Restricted Stock awards and the 2021 TSR-Based Performance-Contingent Restricted Stock awards run from January 3, 2021 to December 30, 2023 and from January 1, 2021 to December 31, 2023, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2023 fiscal year. The 2021 ROIC-Based Performance-Contingent Restricted Stock is reported at the target level. The 2021 TSR-Based Performance-Contingent Restricted Stock is reported at the target level.

(3)

The performance measurement periods for the 2020 ROIC-Based Performance-Contingent Restricted Stock awards and the 2020 TSR-Based Performance-Contingent Restricted Stock awards ended on December 31, 2022, and both awards vested upon the filing of the Annual Report on Form 10-K for the company’s 2022 fiscal year. The amounts reported in the table represent the portions of the awards earned based on performance for the full performance periods. The ROIC-Based Performance-Contingent Restricted Stock award payout was 125%, and the TSR-Based Performance-Contingent Restricted Stock award payout was 148%.

(4)	Generally vests on the fourth anniversary of the grant date, subject to continuous employment.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

The following table details vesting of restricted awards during the fiscal year ended December 31, 2022.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
A. Ryals McMullian	97,542	2,777,021
R. Steve Kinsey	69,874	1,989,313
Bradley K. Alexander	56,749	1,615,644
D. Keith Wheeler	48,181	1,371,713
Stephanie B. Tillman	6,745	191,637

FISCAL 2022 NONQUALIFIED DEFERRED COMPENSATION

NAME	EXECUTIVE CONTRIBUTIONS IN FY 2022 ($)(1)	REGISTRANT CONTRIBUTIONS IN FY 2022 ($)(2)	AGGREGATE EARNINGS IN FY 2022 ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN FY 2022 ($)	AGGREGATE BALANCE AT 12/31/2022 ($)(4)
A. Ryals McMullian	448,291	167,193	128,522	—	2,409,041
R. Steve Kinsey	44,295	102,608	75,715	—	1,398,272
Bradley K. Alexander	407,398	86,479	186,823	—	3,372,577
D. Keith Wheeler	50,432	69,271	18,942	—	410,979
Stephanie B. Tillman	14,846	23,487	9,922	—	195,134

(1)	Amounts shown are deferrals of 2022 salary earned.
(2)	Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2022 fiscal year.
(3)

Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table for 2022 as “Nonqualified Deferred Compensation Earnings” for the 2022 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table for 2022 is as follows: Mr. McMullian, $53,851; Mr. Kinsey, $31,974; Mr. Alexander, $78,883; Mr. Wheeler $7,737 and Ms. Tillman, $4,139.

(4)

The cumulative portion of the aggregate balance at December 31, 2022 reported in the Summary Compensation Table for all years prior to 2022 is as follows: Mr. McMullian, $1,665,035; Mr. Kinsey, $1,175,654; Mr. Alexander, $2,691,877; Mr. Wheeler, $272,334; and Ms. Tillman, $0.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination Following a Change of Control

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation and human capital committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is/was entitled to the following payments:

•

an amount equal to three times (in the case of Mr. McMullian) and two times (in the case of Messrs. Kinsey, Alexander and Wheeler and Ms. Tillman) the executive’s annual base salary and target annual cash incentive award under the Omnibus Plan at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•

a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•	up to $25,000 of outplacement services for up to one year following termination.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to the “best net” amount, representing either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

In 2015, the compensation and human capital committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive award.

The following events would constitute a change of control under the Change of Control Plan:

•

any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•

all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•

a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board of directors on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•	the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•

the six-month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

The Change of Control Plan includes a one-year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company.

Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by (or in the limited circumstances described above, preceded by) the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

Payments Made Upon Death or Disability, Retirement or Change of Control

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•	immediate vesting in all unvested stock options, of which currently there are none;

•	in the cases of death or disability, immediate vesting in the performance-contingent restricted stock award at target amount; and

•

in the case of retirement, for the performance-contingent restricted stock awards, at the normal vesting date a prorated award based upon the retirement date and actual performance (for purposes of the calculations that follow, if actual results are unknown, target values are used).

All equity awards granted under the Omnibus Plan include a double-trigger vesting mechanism upon a change of control.

Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive upon death, disability, or retirement, a change of control without termination or termination in connection with a change of control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on December 30, 2022, the last business day of fiscal 2022. Values in the tables for equity-based awards are calculated using the closing market price of $28.74 of the company’s common stock on December 30, 2022.

NAME	DEATH/ DISABILITY ($)	RETIREMENT ($)	CHANGE OF CONTROL WITHOUT TERMINATION ($)	QUALIFYING TERMINATION FOLLOWING CHANGE OF CONTROL(1) ($)
A. Ryals McMullian
Cash Severance	—	—	—	6,058,800
Equity Vesting	11,604,637	N/A	—	13,262,550
Other Benefits(2)	—	—	—	57,729
TOTAL	11,604,637	N/A	—	19,379,079
R. Steve Kinsey
Cash Severance	—	—	—	2,296,037
Equity Vesting	3,749,420	3,066,871	—	4,416,295
Other Benefits(2)	—	—	—	51,383
TOTAL	3,749,420	3,066,871	—	6,763,715
Bradley K. Alexander
Cash Severance	—	—	—	2,080,235
Equity Vesting	3,498,808	2,861,894	—	4,121,167
Other Benefits(2)	—	—	—	51,383
TOTAL	3,498,808	2,861,894	—	6,252,785

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

NAME	DEATH/ DISABILITY ($)	RETIREMENT ($)	CHANGE OF CONTROL WITHOUT TERMINATION ($)	QUALIFYING TERMINATION FOLLOWING CHANGE OF CONTROL(1) ($)
D. Keith Wheeler
Cash Severance	—	—	—	1,728,257
Equity Vesting	2,584,301	2,113,877	—	3,044,003
Other Benefits(2)	—	—	—	49,823
TOTAL	2,584,301	2,113,877	—	4,822,083
Stephanie B. Tillman
Cash Severance	—	—	—	1,441,600
Equity Vesting	1,447,346	N/A	—	1,628,653
Other Benefits(2)	—	—	—	59,295
TOTAL	1,447,346	N/A	—	3,129,548

(1)	In addition to amounts payable under the Change of Control Plan, each Named Executive is entitled to his pro rata share of any award earned under the Omnibus Plan in the year of termination.
(2)

Other Benefits includes the estimated cost of outplacement services and a lump sum amount representing 18 months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

N/A - Not currently retirement eligible

Mr. Alexander retired from the company on December 31, 2022. In connection with such retirement, he received (i) a retirement payment of $70,000 for continued health care premiums under COBRA and (ii) eligibility for equity vesting as described in the narrative above, with an estimated value of $2,861,894 based on the stock price as of December 30, 2022 and assuming target performance.

PAY RATIO DISCLOSURE

YEAR	CEO TOTAL COMPENSATION ($)	MEDIAN EMPLOYEE TOTAL COMPENSATION ($)	RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION
2022	6,278,511	72,646	86.4

Our chief executive officer’s annual total compensation is 86.4 times that of the median of the annual total compensation of all our employees other than the chief executive officer. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We used the following methodology in calculating the pay ratio:

1.

We included all employees active as of our determination date of December 31, 2022, with the exception of our current chief executive officer, to identify the median employee. We did not include any (i) employees with 2022 compensation who were no longer active as of December 31, 2022, (ii) contract labor employees, (iii) independent distributors, (iv) leased labor employees or (v) employees hired prior to December 31, 2022 without 2022 compensation. We do not have any employees located outside of the United States.

2.

We found the median employee using 2022 gross compensation reported to the U.S. Internal Revenue Service on Form W-2 for the period of January 1, 2022 to December 31, 2022. Specifically, we used Form W-2, Gross Pay.

3.

The annual total compensation reported for our chief executive officer consists of his total compensation as reported for 2022 in the Fiscal 2022 Summary Compensation Table on page 47 of this proxy statement, plus employer-provided health and wellness benefits. The total compensation reported for the median employee is the total amount of compensation paid to the median employee during the period of January 1, 2022 to December 31, 2022, calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, plus employer-provided health and wellness benefits.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE (1)
FISCAL YEAR (a)	SUMMARY COMPEN- SATION TABLE TOTAL FOR PEO (b)	COMPEN- SATION ACTUALLY PAID TO PEO 1 (c) (2)	AVERAGE SUMMARY COMPEN- SATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (d)	AVERAGE COMPEN- SATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (e) (2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME (h) (5) ($ IN THOUSANDS)	ADJUSTED EBITDA (i) (6) ($ IN THOUSANDS)
					COMPANY TOTAL SHARE- HOLDER RETURN (f) (3)	PEER GROUP TOTAL SHARE- HOLDER RETURN (g) (4)
2022	$6,255,359	$8,123,687	$1,836,906	$2,359,595	$146.14	$129.46	$228,394	$502,030
2021	$5,979,905	$7,749,481	$1,955,812	$2,505,445	$135.34	$118.36	$206,187	$490,861
2020	$5,086,770	$5,109,271	$2,189,017	$2,154,414	$107.73	$104.67	$152,318	$521,690

(1)
Mr. McMullian was our principal executive officer (“PEO”) for the full year for each of fiscal years 2022, 2021 and 2020. For fiscal 2022, our non-PEO
named executive officers were Messrs. Kinsey, Alexander and Wheeler and Ms. Tillman. For each of fiscal years 2021 and 2020, our non-PEO
named executive officers were Messrs. Kinsey, Alexander, Wheeler and H. Mark Courtney.

(2)
For each of fiscal years 2022, 2021 and 2020 (each, a “Covered Year”), in determining both the compensation “a
c
tually paid” to our PEO(s) and the average compensation “actually paid” to our non-PEO
named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) or column (d), as applicable, for such Covered Year the following amounts:

PEO	2022	2021	2020
Summary Compensation Table (SCT) Total for PEO	$6,255,359	$5,979,905	$5,086,770
- change in actuarial present value of pension benefits	—	—	—
+ service cost of pension benefits	—	—	—
+ prior service cost of pension benefits	—	—	—
- SCT “Stock Awards” column value	($4,360,518)	($3,599,802)	($2,600,146)
- SCT “Option Awards” column value	—	—	—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$4,216,733	$4,005,126	$2,517,814
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$1,304,983	$1,364,252	$104,833
+ vesting date fair value of equity awards granted and vested in Covered Year	—	—	—
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$475,955	—	—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—	—	—
+ includable dividends/earnings paid on equity awards during Covered Year	$231,175	—	—
Compensation Actually Paid to PEO	$8,123,687	$7,749,481	$5,109,271

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

AVERAGE FOR NON-PEO NAMED EXECUTIVE OFFICERS	2022	2021	2020
Average SCT Total for Non-PEO Named Executive Officers	$1,836,906	$1,955,812	$2,189,017
- change in actuarial present value of pension benefits	—	—	—
+ service cost of pension benefits	—	—	—
+ prior service cost of pension benefits	—	—	—
- SCT “Stock Awards” column value	($899,624)	($855,632)	($827,415)
- SCT “Option Awards” column value	—	—	—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$869,892	$951,973	$769,705
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$329,921	$462,255	$32,071
+ vesting date fair value of equity awards granted and vested in Covered Year	—	—	—
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$211,626	($9,281)	($9,117)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	($96,694)	—	—
+ includable dividends/earnings paid on equity awards during Covered Year	$107,568	$318	$153
Average Compensation Actually Paid to Non-PEO Named Executive Officers	$2,359,595	$2,505,445	$2,154,414

(3)
For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 27, 2019 through and including the last day of the fiscal year covered (each one-year,
two-year,
and three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered
Year-end
values of such investment as of the end of 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this pay versus performance disclosure, our peer group is the S&P 500 Packaged Food/Meats Index (the “PVP Peer Group”). For each Covered Year, our PVP Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 in the index through each Measurement Period, assuming dividend reinvestment.

(5)	Net income is calculated in accordance with GAAP.

(6)	Adjusted EBITDA is calculated as described in Appendix A.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

The following
charts
provide, across the
Covered
Years, (1) a
comparison
between our cumulative
total
shareholder
return
and the cumulative total shareholder return of the PVP Peer Group, and (2) illustrations of the relationships between (A) the executive compensation actually paid to the PEO and the average of the executive compensation actually paid to our non-PEO
named
executive officers (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

As shown above, the company has selected adjusted EBITDA as the company-selected measure for the pay versus performance disclosure as we believe it represents the most important financial performance measure we used to link compensation actually paid to the Named Executives in 2022 to the company’s performance. Adjusted EBITDA is the performance measure used to determine 2022 annual cash incentive award payouts. In 2020, the correlation between compensation actually paid and adjusted EBITDA was not as strong because of the impacts of COVID-19 on our operations. Additionally, Mr. McMullian’s base salary and target annual cash incentive award were lower in 2020 as it was his first full

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

year acting as chief executive officer. Increases in compensation actually paid over time were driven in part by increases in the value per share for unvested equity awards due to our stock price performance during the time period covered by the pay versus performance disclosure.
The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our Named Executives for fiscal 2022 to our performance:

Adjusted EBITDA

ROIC
Relative TSR Ranking

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

DIRECTOR COMPENSATION

Based upon the recommendations of the nominating/corporate governance committee, the board of directors considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

2022 Director Compensation Package

During 2022, the directors’ compensation package for non-employee directors was based on the following principles:

•	a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•	directors should have an equity interest in the company; and

•	total compensation should be structured to attract and retain a diverse and superior board of directors.

The nominating/corporate governance committee annually reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In 2022, that committee engaged Meridian, an independent compensation consultant, to assist it in its assessment of the competitiveness of director compensation. Meridian developed two peer groups of companies comparable to Flowers Foods in size – an industry-specific group and a general industry group – and provided details of the values and designs of the director pay programs at those companies. The nominating/corporate governance committee considered that data, the frequency of expected changes to director pay at Flowers Foods, the expected rate of change in that data and other relevant factors to determine the 2022 program shown below.

Meridian concluded that the average director compensation was positioned near the median relative to both peer groups and therefore did not recommend any changes for the 2022 director compensation package. The program, which is the same as the 2021 program, is described below.

Cash and Stock Compensation

Given the above principles and market data, the non-employee director compensation package consisted of the following:

COMPENSATION ELEMENT	2022 PROGRAM
Annual Cash Retainer	$100,000	(1)
Committee Chair Retainers:
• Audit Committee	$22,500	(2)
• Compensation and Human Capital Committee	$20,000
• Nominating/Corporate Governance Committee	$15,000
• Finance Committee	$15,000
Audit Committee Member Retainer	$7,500
Presiding Director Retainer	$20,000
Non-Executive Chairman Retainer	$100,000	(3)
Annual Stock Award	$145,008	(4)

(1)	Cash retainers may be deferred at the director’s option; see “ — Additional Compensation Program Details.”
(2)	Includes audit committee member retainer.
(3)	In addition to base annual cash retainer.
(4)

Vests one year from the date of grant. Shares at the grant date are computed by dividing $145,000 by the stock price on the grant date and rounding the shares up to the nearest 10 shares. The expense of the award is determined by multiplying the grant date fair value by the gross shares granted. In fiscal 2022 this resulted in expense of $145,008 per award.

Additional Compensation Program Details

Non-employee directors are eligible to participate in the Omnibus Plan and the EDCP.

Non-employee directors have the option to convert their annual cash board retainer fees into deferred stock equal in value to the cash payments they would otherwise have received. These deferred shares vest pro rata over a one-year period based on service. Accumulated dividends are paid upon the delivery of the vested shares.

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Non-employee directors may alternatively elect to defer all or any portion of their annual retainers and cash committee fees into an interest-bearing account in the EDCP. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors.

Stock Ownership Guidelines

In order to align the economic interests of directors with those of shareholders, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual cash retainer paid to the non-employee directors. In addition, the non-executive chairman of the board of directors is required to hold six times his annual board retainer plus his additional cash retainer. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. Directors have five years to meet the required guidelines. All non-employee directors with at least five years of service were in compliance with the guidelines as of March 6, 2023.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board of directors’ meetings, or when traveling in connection with the performance of their services for the company. Individuals in their service as directors do not receive any additional retirement benefits. Any retirement benefits received are due to legacy participation in benefit programs when they were employees of the company.

FISCAL 2022 DIRECTOR COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2022 fiscal year:

NAME	FEES EARNED OR PAID IN CASH ($)(1)		STOCK AWARDS ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMP. EARNINGS ($)(3)	ALL OTHER COMP. ($)	TOTAL ($)
George E. Deese	200,000		145,008	—	—	345,008
Edward J. Casey, Jr.	103,125	(4)	145,008	—	—	248,133
Thomas C. Chubb, III	103,125	(4)	145,008	—	—	248,133
Rhonda Gass	107,500		145,008	12,976	—	265,484
Benjamin H. Griswold, IV	135,000		145,008	—	—	280,008
Margaret G. Lewis	120,000		145,008	8,018	—	273,026
W. Jameson McFadden	107,500		145,008	—	—	252,508
James T. Spear	122,500		145,008	—	—	267,508
Melvin T. Stith, Ph.D.	100,000		145,008	—	—	245,008
Terry S. Thomas	107,500		145,008	—	—	252,508
C. Martin Wood III	122,500		145,008	—	—	267,508
(1)

Directors have the option under the Omnibus Plan to convert their annual board of directors’ retainer fees into deferred stock equal in value to the cash payments these directors would have otherwise received. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In 2022, Ms. Gass elected to defer 100% of her committee chair retainer fees into the EDCP. In fiscal 2022, under the Omnibus Plan, Ms. Gass elected to convert 100% of her annual board of directors retainer fees to deferred stock equal in value to the cash payments she would have received. Ms. Gass received 3,640 shares as a result of this deferral election. Such deferred stock vests pro rata over one year from the date of grant and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for in accordance with the provisions of Financial Accounting Standards Board (FASB) ASC Topic 718 (ASC 718).

(2)

The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director under the Omnibus Plan in fiscal 2022 (excluding deferred stock received in connection with the deferral of annual retainer fees disclosed in footnote 1). Shares at the grant date are computed by dividing $145,000 by the stock price on the grant date and rounding the shares up to the nearest 10 shares. The expense of the award is determined by multiplying the grant date fair value by the gross shares granted. In fiscal 2022 this resulted in expense of $145,008 per award. Such deferred stock awards generally vest one year from the date of grant. The number of shares of deferred stock outstanding (vested and non-vested) and held by each non-employee director as of December 31, 2022 (including deferred stock received in connection with the deferral of annual retainer fees) are as follows:

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

NAME	DEFERRED STOCK (#)
George E. Deese	5,300
Edward J. Casey, Jr.	5,300
Thomas C. Chubb, III	5,300
Rhonda Gass	43,759
Benjamin H. Griswold, IV	5,300
Margaret G. Lewis	5,300
W. Jameson McFadden	5,300
James T. Spear	28,757
Melvin T. Stith, Ph.D.	97,599
Terry S. Thomas	5,300
C. Martin Wood III	5,300
(3)

The Company transferred all benefit obligations under the pension plan to a highly rated insurance company on March 4, 2020 in the form of a group annuity contract which began paying benefits on May 1, 2020, and there were therefore no changes in pension value during fiscal 2022 for any of our non-employee directors. The amounts reported in this column represent the portion of earnings under the EDCP that are “above market” for purposes of the applicable disclosure rules.

(4)	Mr. Casey and Mr. Chubb served on the audit committee through May 26, 2022; therefore, amounts for such non-employee directors include pro-rated audit committee fees.

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AUDIT COMMITTEE REPORT

The audit committee oversees, among other things, the accounting and financial reporting processes of the company, the audit of the company’s consolidated financial statements, the company’s compliance with legal and regulatory requirements, the effectiveness of the company’s internal control over financial reporting, the qualifications, independence and performance of the company’s independent registered public accounting firm, and the performance of the company’s internal auditors.

The audit committee operates under a written charter adopted by the board of directors. It is available on the company’s website at https://www.flowersfoods.com/investors/corporate-governance/governance-documents. The charter, which was last amended effective August 19, 2022, is reviewed at least annually by the audit committee, and is amended by the board of directors, as appropriate, to reflect the evolving role of the audit committee.

In 2022, the audit committee held eight meetings. Meeting agendas are established by the chair of the audit committee, in consultation with the other committee members, the independent auditors and the appropriate officers of the company. The audit committee’s meetings include, whenever appropriate, executive sessions in which the audit committee meets as a committee and also separately with management, the internal auditors and the independent auditors.

The audit committee is comprised entirely of independent directors who meet the independence, experience, and other qualifications of the NYSE. The audit committee regularly provides resources and directs educational initiatives to help its members to continue developing skills and perspectives to enhance their contributions to the audit committee.

During 2022, the audit committee fulfilled its duties and responsibilities as outlined in the charter. Among other things, the audit committee:

•	Met with the senior members of the company’s financial management team at each regularly scheduled meeting;

•

Reviewed and discussed with management and the independent auditors the company’s earnings and other financial press releases and annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;

•

Received periodic updates from management regarding management’s process to assess the adequacy of the company’s internal control over financial reporting and management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•

Reviewed and discussed with management, the internal auditors and the independent auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and the independent auditors’ opinion about the effectiveness of the company’s internal control over financial reporting;

•	Reviewed and discussed with management, the internal auditors and the independent auditors, as appropriate, the plans for, and the scope of, the company’s annual audit and other examinations;

•

Met in periodic executive sessions with certain members of management, the internal auditors and the independent auditors to discuss the results of their examinations, their assessments of the company’s internal control over financial reporting and the overall integrity of the company’s financial statements;

•	Reviewed the compensation of and services performed by the internal auditors;

•

Reviewed and discussed with management the company’s enterprise risk management program and the company’s major financial risk exposures, including risks related to information technology, cybersecurity and environmental and sustainability initiatives, and the steps management has taken to monitor and control these exposures;

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

•

Reviewed and discussed with management, the chief financial officer, the chief compliance officer, the internal auditors and the independent auditors the company’s performance with respect to legal, regulatory and ethical compliance programs, including the overall adequacy and effectiveness of the company’s code of business conduct and ethics and compliance program, including the company’s internal procedures for employees and others to report legal or ethical concerns;

•

Reviewed and discussed with management and the independent auditors the company’s legal affairs, including, among other things, ongoing litigation and the U.S. Department of Labor’s compliance review under the Fair Labor Standards Act;

•

Reviewed and discussed with management reports and disclosures of insider and related-party transactions and any other potential conflict of interest situations on an ongoing basis in accordance with company policies and procedures;

•

Discussed with the board of directors and senior management the importance of maintaining and fostering a culture and tone of compliance generally and in particular with respect to internal controls and financial reporting;

•

Reviewed and evaluated the performance of the company’s independent registered public accounting firm based on the audit quality, performance, compensation, and independence of PricewaterhouseCoopers LLP (“PwC”); and

•	Received regular updates from management regarding progress on and risks related to certain strategic initiatives, including the ERP+ and digital initiatives.

2022 AUDITED FINANCIAL STATEMENTS

The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 with the company’s management and PwC, the company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. Management represented to the audit committee that the company’s audited consolidated financial statements were prepared in accordance with GAAP. The audit committee has reviewed and discussed with management, the internal auditors, and PwC the results of their examinations and their assessments of the company’s internal control over financial reporting and discussed with senior officers of the company the processes undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s system of disclosure controls and procedures. The audit committee has also discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”), including the auditors’ evaluation of the quality of the company’s financial reporting.

Based on the reviews and discussions referred to above and the independence evaluation referred to below, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

INDEPENDENT AUDITOR SELECTION AND EVALUATION

In 2022, the audit committee continued retention of PwC as our independent registered public accounting firm; evaluated the quality of the annual audit; and the performance of the audit engagement partner. Noting the long tenure of 54 years that PwC has audited the company’s consolidated financial statements, the audit committee:

•

Carefully considered PwC’s controls and policies for maintaining independence, including receiving and reviewing the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence;

•	Evaluated the institutional knowledge that is gained from the continued retention of PwC;

•	Monitored and restricted the scope of non-audit services provided by PwC to the company, including having a pre-approval process for engagement and fees for all non-audit work;

•	Evaluated compliance with the company’s hiring policies to not hire resources from PwC;

•	Provided oversight to PwC by meeting eight times throughout the year, including executive sessions;

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•	Received a report from PwC regarding its internal evaluation of audit quality;

•	Reviewed and discussed the quality of the audit with management and the internal auditors;

•	Monitored PCAOB reports and peer reviews; and

•

Evaluated the performance of the audit engagement partner, considering the overall quality of the planning, execution and communication of results of the audit, timeliness of the audit and service commitments and the fee structure for the services provided. The independent auditor rotates the audit engagement partner every five years. In 2021, the audit committee selected a new audit engagement partner to serve in that capacity beginning in 2022 when the former audit engagement partner rotated off the engagement. To make its selection, the audit committee interviewed potential engagement partners including evaluating their experience and fit with values and relationships with both management and the audit committee. The audit committee had previously rotated the audit engagement partner for PwC in 2017.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors the continued retention of PwC as the company’s independent registered public accounting firm.

The Audit Committee of the Board of Directors:

James T. Spear, Chair

Rhonda Gass

W. Jameson McFadden

Terry S. Thomas

C. Martin Wood III

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

ITEMS TO BE VOTED ON

OVERVIEW OF PROPOSALS

This proxy statement contains five proposals requiring shareholder action. Proposal I requests the election of 11 director-nominees to the board of directors. Proposal II requests an advisory vote on the compensation of the Named Executives. Proposal III requests an advisory vote on the frequency of future advisory votes to approve the compensation on the Named Executives. Proposal IV requests the approval of the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan. Proposal V requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 30, 2023. Each of the proposals is discussed in more detail below.

PROPOSAL I    ELECTION OF DIRECTORS

Background information concerning each of our director-nominees is provided above under the section entitled “Directors and Corporate Governance.”

The following nominees are proposed for election as directors to serve until the 2024 annual shareholder meeting:

•	George E. Deese

•	Edward J. Casey, Jr.

•	Thomas C. Chubb, III

•	Rhonda Gass

•	Margaret G. Lewis

•	W. Jameson McFadden

•	A. Ryals McMullian

•	James T. Spear

•	Melvin T. Stith, Ph.D.

•	Terry S. Thomas

•	C. Martin Wood III

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, the board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

Each of the 11 nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “for” a director-nominee must exceed the number of shares voted “against” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “for” votes, which is described in our corporate governance guidelines.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

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PROPOSAL  II    ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

At our 2022 annual meeting of shareholders, more than 99% of the shares voted were cast in support of the company’s executive compensation program.

As described in the Compensation Discussion and Analysis section of this proxy statement, the compensation and human capital committee evaluates both performance and compensation to help ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance.

Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section of this proxy statement, include:

•	pay opportunities that are:

–	appropriate to the size of the company when compared to peer companies; and

–	heavily performance-based using multiple internal and stock-based performance measures;

•	disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentives program:

–	that is entirely performance-based and aligned with shareholder interests through links to stock performance and measurement of our ROIC performance versus our cost of capital; and

–	whose payout potentials are capped at conservative levels;

•	an enhanced clawback policy that allows for recoupment of incentives in certain situations;

•	double-trigger equity vesting upon a change of control;

•	no backdating or repricing of stock options;

•	stock ownership guidelines for executives and directors;

•	no perquisites; and

•	no employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation and human capital committee, the board of directors or the company. However, the compensation and human capital committee and the board of directors value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

We currently hold a say-on-pay vote on an annual basis, and our next say-on-pay vote is expected to occur at our 2024 annual meeting of shareholders.

Vote Required

Proposal II requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal II.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

PROPOSAL  III    ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also require us to provide shareholders the right to cast an advisory (non-binding) vote regarding how frequently the company should include in its proxy materials a proposal similar to Proposal II regarding the approval of the compensation awarded to our executives. Shareholders may vote for the proposal to be included in our proxy statement every one, two or three years.

The board of directors recommends that a say-on-pay shareholder advisory vote, similar to Proposal II, be included in the company’s proxy statement every year. The board of directors believes that a say-on-pay vote every year by shareholders provides the highest level of accountability and direct communication by enabling the say-on-pay vote to correspond to the majority of the information presented in the accompanying proxy statement for the applicable meeting of shareholders.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years, or 3 years, or abstaining from voting, when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold a shareholder advisory vote to approve the compensation of the company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the company or the board of directors and, notwithstanding the results of such vote, the board of directors may decide that it is in the best interests of shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders. If none of the options achieves the required vote, the board of directors intends to use its discretion to conduct future advisory votes to approve executive compensation each year.

Vote Required

The proxy card provides shareholders with the opportunity to choose among four frequency options (“1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN”), and, therefore, shareholders will not be voting to approve or disapprove the action. The frequency option that receives the highest number of votes cast by shareholders will be deemed to be the frequency for future say-on-pay shareholder advisory votes that has been recommended by shareholders.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “1 YEAR” Proposal III.

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PROPOSAL  IV    VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE FLOWERS  FOODS, INC. 2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

Overview

We are asking shareholders to approve an amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan. On March 6, 2023, upon recommendation by the compensation and human capital committee, the board approved and adopted, subject to the approval of the company’s shareholders at the 2023 annual meeting of shareholders, the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan. In this proposal, we refer to the original Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan as the “2014 Plan,” and we refer to the amended and restated Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan as the “Amended 2014 Plan.”

The company’s shareholders approved the 2014 Plan at the company’s 2014 annual meeting of shareholders. The 2014 Plan affords the compensation and human capital committee the ability to design compensatory awards that are responsive to the company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the company by encouraging stock ownership among officers and other employees of the company and its subsidiaries, certain consultants and other service providers to the company and its subsidiaries, and non-employee directors of the company. You are being asked to approve the Amended 2014 Plan.

Shareholder approval of the Amended 2014 Plan would primarily make available for awards under the Amended 2014 Plan an additional 9,340,000 shares of common stock, par value $0.01 per share, of the company (“Common Stock”), as described below and in the Amended 2014 Plan, with such amount subject to adjustment, including under the share counting rules.

The board recommends that you vote to approve the Amended 2014 Plan. If the Amended 2014 Plan is approved by shareholders at the 2023 annual meeting of shareholders, it will be effective as of the day of the annual meeting, and future grants will be made on or after such date under the Amended 2014 Plan. If the Amended 2014 Plan is not approved by our shareholders, then it will not become effective, no awards will be granted under the Amended 2014 Plan, and the 2014 Plan will continue in accordance with its terms as previously approved by our shareholders.

The actual text of the Amended 2014 Plan is attached to this proxy statement as Appendix B. The following description of the Amended 2014 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Believe You Should Vote for this Proposal

The Amended 2014 Plan continues to authorize the compensation and human capital committee to provide cash awards and equity-based compensation in the forms described below for the purpose of providing Amended 2014 Plan participants incentives and rewards for performance and/or service. Some of the key features of the Amended 2014 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success continues to depend in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2014 Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of shares of Common Stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

In 2014, company shareholders approved 8,000,000 shares of Common Stock to be used for awards under the 2014 Plan. As of December 31, 2022, 897,922 shares of Common Stock remained available for awards under the 2014 Plan (assuming maximum payout with respect to performance-based awards). If the Amended 2014 Plan is not approved, it may be necessary to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2014 Plan and the Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009 (the “EPIP”), and the potential dilution associated with the Amended 2014 Plan. This information is as of December 31, 2022. As of that date, there were approximately 211,133,966 shares of Common Stock outstanding. As of that date, 3,919,189 shares of Common Stock (approximately 1.86% of our outstanding Common Stock) were subject to outstanding awards under the 2014 Plan (restricted stock units, performance shares (assuming maximum performance) and deferred shares), 82,779 shares of Common Stock (approximately 0.04% of our outstanding Common Stock) were subject to outstanding awards under the EPIP (deferred shares) and 897,922 shares of Common Stock (approximately 0.43% of our outstanding Common Stock) were available for future awards under the 2014 Plan. There were no shares available for future awards under the EPIP as of December 31, 2022. As a result, we view the 2014 Plan and the EPIP as representing an overhang percentage (in other words, potential dilution of the holders of shares of Common Stock) of approximately 2.32% as of December 31, 2022.

The proposed additional 9,340,000 shares of Common Stock available for awards under the Amended 2014 Plan represent approximately 4.42% of our outstanding shares of Common Stock as of December 31, 2022, a percentage that reflects the simple dilution of the holders of shares of Common Stock that could occur if the Amended 2014 Plan is approved. Factoring in both those additional shares of Common Stock and the 4,899,890 shares of Common Stock subject to outstanding awards or available for future awards under the EPIP and the 2014 Plan, the approximate total overhang under the Amended 2014 Plan and the EPIP is 14,239,890 shares of Common Stock (or approximately 6.74% of the shares of Common Stock outstanding as of December 31, 2022).

The overhang and dilution calculations described above assume that we continue our current practice of granting only “full-value” awards under the Amended 2014 Plan (which are counted against the share pool on a one-for-one basis). As described below, however, the number of shares available under the Amended 2014 Plan will be reduced by only 0.4 shares of Common Stock for every one share of Common Stock subject to a stock option or stock appreciation right (“SAR”) granted under the Amended 2014 Plan. Although we do not currently grant stock options or SARs under the 2014 Plan, in a hypothetical scenario where all shares available for awards under the 2014 Plan as of December 31, 2022 and all new shares requested under the Amended 2014 Plan (a total of 10,237,922 shares) were used for stock options or SARs, they could result in the issuance of up to 25,594,805 shares (10,237,922 divided by 0.4). When added to the 4,001,968 shares subject to outstanding awards as of December 31, 2022, the approximate total overhang under the Amended 2014 Plan and the EPIP would be 29,596,773 shares of Common Stock (or approximately 14.02% of the shares of Common Stock outstanding as of December 31, 2022).

Based on the closing price on the New York Stock Exchange for our shares of Common Stock on March 15, 2023 of $27.22 per share, the aggregate market value as of March 15, 2023 of the new 9,340,000 shares of Common Stock requested under the Amended 2014 Plan was $254,234,800.

In fiscal years 2020, 2021 and 2022, we granted awards under the 2014 Plan covering 972,406 shares of Common Stock, 1,097,298 shares of Common Stock, and 975,451 shares of Common Stock, respectively. Based on our basic weighted average Common Stock outstanding for those fiscal years of 211,782,000, 211,840,000, and 211,895,000, respectively, for the three-fiscal-year period 2020-2022, our average burn rate, not taking into account forfeitures, was approximately 0.48% (our individual years’ burn rates were 0.46% for fiscal 2020, 0.52% for fiscal 2021 and 0.46% for fiscal 2022).

In determining the number of shares of Common Stock to request for approval under the Amended 2014 Plan, our management worked with the compensation and human capital committee and our outside advisors to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2014 Plan.

If the Amended 2014 Plan is approved, we intend to utilize the shares of Common Stock authorized under the Amended 2014 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares of Common Stock requested in connection with the approval of the Amended 2014 Plan will last for about nine years, based on our historic grant rates, the approximate current stock price, and an assumption that performance-based awards will vest at the target level, but could last for a different period of time depending on future stock price, participation levels, long-term incentive award vehicles and mix, forfeitures and payouts. As noted below, our compensation and human capital committee (or such other committee serving as administrator) retains full discretion under the Amended 2014 Plan to determine the number and amount of awards to be granted under the Amended 2014 Plan, subject to the terms of the Amended 2014 Plan, and, other than certain director awards that will be made following the 2023 annual meeting of shareholders (as described below), future benefits that may be received by participants under the Amended 2014 Plan are not determinable at this time.

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We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical stock usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

Material Changes from the 2014 Plan

The Amended 2014 Plan (1) increases the number of shares of Common Stock available for awards under the 2014 Plan by 9,340,000 shares, (2) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the 2014 Plan, during its duration (as described below), by 9,340,000 shares of Common Stock, (3) adds a new $750,000 limit on the amount of compensation (covering cash and equity awards in the aggregate) a non-employee director may be awarded each calendar year, (4) removes various provisions under the 2014 Plan intended to allow awards granted thereunder to potentially qualify for the “performance-based award” exception to the deductibility limit under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), as such provisions are now obsolete following 2017 tax reform, (5) allows for share withholding for taxes above the minimum statutory rate if such higher rate is approved by the compensation and human capital committee and would not result in adverse accounting consequences, (6) revises the minimum vesting provisions to provide for one-year minimum vesting on all award types (rather than one or three years, depending on award type) subject to customary exceptions, extend such restrictions to awards to non-employee directors, and reduce the carveout for awards not subject to such minimum vesting requirement from 10% of the share reserve to 5% of the share reserve, (7) revises the clawback provisions of the 2014 Plan to accommodate anticipated final stock exchange clawback listing standards, (8) revises the change in control definition to clarify that only the specifically listed transactions or events will be a change in control, and (9) extends the term of the 2014 Plan until the 10th anniversary of the date of shareholder approval of the Amended 2014 Plan. The Amended 2014 Plan also makes certain other conforming, clarifying or nonmaterial changes to the terms of the 2014 Plan to implement the Amended 2014 Plan.

Shareholder Friendly Provisions of the Amended 2014 Plan

Below are certain highlights of the Amended 2014 Plan. These features of the Amended 2014 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended 2014 Plan and shareholders’ interests, consistent with sound corporate governance practices:

Reasonable Amended 2014 Plan Limits. Generally, awards under the Amended 2014 Plan are limited to 17,340,000 shares of Common Stock (consisting of 8 million shares approved by the company’s shareholders in 2014 Plan and 9,340,000 shares added under the Amended 2014 Plan), plus the number of shares of Common Stock that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2014 Plan pursuant to the share counting rules of the Amended 2014 Plan (as described below). These shares of Common Stock may be shares of original issuance or treasury shares, or a combination of the two. Generally, the aggregate number of shares of Common Stock available under the Amended 2014 Plan will be reduced by (i) .40 shares of Common Stock for every one share of Common Stock subject to a stock option or SAR granted under the Amended 2014 Plan and (ii) one share of Common Stock for every one share of Common Stock subject to an award other than a stock option or SAR granted under the Amended 2014 Plan.

Incentive Stock Option Limit. The Amended 2014 Plan also provides that, subject as applicable to adjustment as described in the Amended 2014 Plan, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 17,340,000 shares of Common Stock.

Limited Share Recycling Provisions. Subject to certain exceptions described in the Amended 2014 Plan, if any award granted under the Amended 2014 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available (or continue to be available, as applicable) under the Amended 2014 Plan. Any share of Common Stock that becomes available in accordance with the foregoing will be added (or added back, as applicable) as (i) .40 shares of Common Stock if such share was subject to a stock option or SAR granted under the Amended 2014 Plan or a stock option or stock appreciation right granted under the 2014 Plan, and (ii) one share of Common

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Stock if such share was subject to an award other than a stock option or a SAR under the Amended 2014 Plan or a stock option or stock appreciation right granted under the 2014 Plan. Further, the following will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2014 Plan:

–	Shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option;

–	Shares of Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards;

–	Shares of Common Stock subject to a stock-settled stock appreciation right that are not actually issued in connection with the settlement of such stock appreciation right on exercise; and

–	Shares of Common Stock reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options.

Further, if a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such Common Stock will not count against the aggregate number of shares of Common Stock available under the Amended 2014 Plan.

Minimum Vesting Requirement. The Amended 2014 Plan provides that awards granted to any participant under the Amended 2014 Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable. Notwithstanding the foregoing, the following awards shall not be subject to such minimum vesting requirements: (i) an aggregate of up to 5% of shares of Common Stock that may be issued or transferred under the Amended 2014 Plan, as may be adjusted under the terms of the Amended 2014 Plan, (ii) certain converted, assumed or substituted awards granted under the Amended 2014 Plan, (iii) shares of Common Stock delivered in lieu of fully vested cash obligations, or (iv) awards to non-employee directors that vest on the next annual meeting of the company’s shareholders that is at least 50 weeks after the immediately preceding annual meeting of the company’s shareholders.

Non-Employee Director Compensation Limit. The Amended 2014 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2014 Plan or in connection with a change in control, the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without shareholder approval under the Amended 2014 Plan.

Change in Control Definition. The Amended 2014 Plan includes a non-liberal definition of “change in control,” in which a change in control would only occur if an underlying transaction is consummated.

Exercise or Base Price Limitation. Except with respect to certain converted, assumed or substituted awards as described in the Amended 2014 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Clawback Provisions. The Amended 2014 Plan includes clawback provisions, as described below.

Summary of Other Material Terms of the Amended 2014 Plan

Administration. The Amended 2014 Plan will generally be administered by the compensation and human capital committee (or its successor), or any other committee of the board of directors designated by the board of directors to administer the Amended 2014 Plan. However, at the discretion of the board of directors, the Amended 2014 Plan may be administered by the board of directors, including with respect to the administration of any responsibilities and duties held by the compensation and human capital committee under the Amended 2014 Plan. References to the “committee” in this proposal refer to the compensation and human capital committee, such other committee designated by the board of directors, or the board of directors, as applicable. Subject to applicable law, the committee may delegate certain administrative duties to officers, agents or advisors. In addition, the committee may by resolution, subject to certain restrictions set forth in the

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Amended 2014 Plan, authorize one or more officers of the company to (1) designate employees to be recipients of awards under the Amended 2014 Plan, and (2) determine the size of such awards. However, the committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees, as determined by the committee in accordance with Section 16 of the Exchange Act.

Eligibility. Any person who is selected by the committee to receive benefits under the Amended 2014 Plan and who is at that time an officer or other employee of the company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2014 Plan. In addition, persons (including consultants) who provide services to the company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the company, may also be selected by the committee to participate in the Amended 2014 Plan. As of December 31, 2022, the company and its subsidiaries had approximately 9,200 employees and 4,100 other service providers who provide employee-type services. As of April 11, 2023, the company had 11 non-employee directors. The basis for participation in the Amended 2014 Plan by eligible persons is the selection of such persons by the committee (or its authorized delegate) in its discretion.

Evidence of Awards. Generally, each grant of an award under the Amended 2014 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the committee (an “Evidence of Award”), which will contain such terms and provisions of the awards granted under the Amended 2014 Plan as the committee may approve, consistent with the Amended 2014 Plan.

Treatment of Awards on Termination or Change in Control. Awards under the Amended 2014 Plan may be subject to service-based vesting requirements, and the committee may specify management objectives regarding the vesting of such awards. However, such awards may provide for continued vesting or earlier vesting, including in the event of the retirement (as defined in the Amended 2014 Plan), death or disability of a participant, or in the event of a change in control where either (a) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

Types of Awards Under the Amended 2014 Plan. Pursuant to the Amended 2014 Plan, the company may grant restricted stock, restricted stock units (“RSUs”), stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our Common Stock. A brief description of the types of awards which may be granted under the Amended 2014 Plan is set forth below.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the committee. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

RSUs. RSUs awarded under the Amended 2014 Plan constitute an agreement by the company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the RSUs and no right to vote them. The committee may, at or after the date of grant, authorize the payment of dividend equivalents on such RSUs on a deferred and contingent basis based upon the vesting of the RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the Amended 2014 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Each grant will specify the exercise price per share and whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, or by check acceptable to the company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the committee, by a net exercise arrangement pursuant to which the company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates The term of a stock option may not extend more than 10 years from the date of grant, and the committee may provide in an Evidence of Award for the automatic exercise of a stock option. Stock options granted under the Amended 2014 Plan may not provide for dividends or dividend equivalents.

SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the committee may determine, of the spread between the base price of the SAR and the value of our Common Stock on the date of exercise. SARs may be granted in tandem with an option right or be free-standing. A SAR may be paid in cash, shares of Common Stock or any combination of the two. The term of a SAR may not extend more than 10 years from the date of grant, and the committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2014 Plan may not provide for dividends or dividend equivalents.

Performance Shares, Performance Units and Cash Incentive Awards. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the committee. Each grant of a cash incentive award, performance shares or performance units will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. Each grant will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the company in cash, in Common Stock, in restricted stock or RSUs or in any combination thereof.

Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares with respect to which such dividend equivalents are paid. Performance units may not provide for any dividends or dividend equivalents thereon.

Other Awards. The committee may, subject to limits under applicable law and the Amended 2014 Plan, grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such Common Stock, as further described in the Amended 2014 Plan. The terms and conditions of any such awards will be determined by the committee. In addition, the committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2014 Plan. The committee may also authorize the grant of Common Stock as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the Amended 2014 Plan or under other plans or compensatory arrangements, subject to terms determined by the committee in a manner that complies with Section 409A of the Code.

The committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional Common Stock based upon the earning and vesting of such awards.

Change in Control. The Amended 2014 Plan includes a definition of “change in control.” In general, a change in control means: (1) any person becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the company’s voting power; (2) the company consummates a merger or consolidation in which shareholders of the company immediately prior to such transaction beneficially own, immediately following such transaction, securities of the company (or such

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surviving or new corporation) having less than 60% of the voting power; (3) the company consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any person other than to a wholly owned subsidiary; (4) the board of directors as of the effective date of the Amended 2014 Plan (and/or their successors) no longer constitute a majority of the board of directors of the company; or (5) approval by our shareholders of a complete liquidation or dissolution of the company.

Management Objectives. The Amended 2014 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective(s) established pursuant to the Amended 2014 Plan for applicable awards. The management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries or subdivisions of the company, and they may be made relative to the performance of other companies (including subdivisions and organizational units within such other companies). The management objectives applicable to an award under the Amended 2014 Plan (if any) will be determined by the committee, and may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metric), or such other metrics as may be determined by the committee (as further described in the Amended 2014 Plan): (1) profits; (2) cash flow; (3) return on assets, invested capital, net capital employed and equity; (4) working capital; (5) profit margins; (6) liquidity measures; (7) sales growth, gross margin growth, cost initiative and stock price metrics; (8) strategic initiative key deliverable metrics (including product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

If the committee determines that a change in the business, operations, corporate structure or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the committee, and subject to the terms of the Amended 2014 Plan and with respect to Section 409A of the Code, no awards under the Amended 2014 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2014 Plan be transferred for value.

Adjustments; Corporate Transactions. The committee will make or provide for such adjustments in: (1) if applicable, the number and kind of shares of Common Stock covered by awards under the Amended 2014 Plan; (2) the exercise price or base price provided in outstanding stock options and SARs, respectively; (3) cash incentive awards; and (4) other award terms, as the committee in its sole discretion, exercised in good faith, determines is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the company, the committee may provide in substitution for any or all outstanding awards under the Amended 2014 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the company, the committee may elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The committee will also make or provide for such adjustments to the number of shares of Common Stock available under the Amended 2014 Plan and the share limits of the Amended 2014 Plan as the committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect such transaction or event, subject to certain tax-based limitations.

Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or include other

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provisions intended to have a similar effect, upon such terms and conditions as may be determined by the committee or the board of directors from time to time or as required by applicable law, or any applicable rules or regulations promulgated by the Securities and Exchange Commission or ay national securities exchange or national securities association on which the Common Stock may be traded. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the committee or the board of directors or under Section 10D of the Exchange Act and/or any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

Withholding. To the extent the company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2014 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the company an amount required to be withheld under applicable income, employment, tax and other laws, the participant may elect, unless otherwise determined by the committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to us other shares of Common Stock held by such participant. The stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to the Amended 2014 Plan exceed the minimum amount required to be withheld unless (1) an additional amount can be withheld and not result in adverse accounting consequences, and (2) such additional withholding amount is authorized by the committee.

Amendment and Termination of the Amended 2014 Plan. The board of directors generally may amend the Amended 2014 Plan at any time and from time to time in whole or in part, subject to shareholder approval in certain circumstances as required under the Amended 2014 Plan, applicable law, and/or stock exchange rules.

Further, subject to the Amended 2014 Plan’s prohibition on repricing, the committee generally may amend the terms of any award prospectively or retroactively, subject in certain circumstances to participant consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2014 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a change in control, the committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2014 Plan or waive any other limitation or requirement under any such award.

The board of directors may, in its discretion, terminate the Amended 2014 Plan at any time. Termination of the Amended 2014 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2014 Plan on or after the tenth anniversary of the effective date of the Amended 2014 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2014 Plan.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the Amended 2014 Plan, the committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the company or any of its subsidiaries outside of the United States of America or who provide services to the company or any of its subsidiaries under an agreement with a foreign nation or agency, as the committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2014 Plan (including sub-plans) (to be considered part of the Amended 2014 Plan) as it may consider necessary or appropriate for such purposes, provided that no

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such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2014 Plan as then in effect unless the Amended 2014 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the Amended 2014 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limits or other Amended 2014 Plan limits described above. Additionally, shares of Common Stock available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2014 Plan, under circumstances further described in the Amended 2014 Plan, but will not count against the aggregate share limits or other Amended 2014 Plan limits described above.

New Plan Benefits

The committee generally expects to grant restricted stock units under the Amended 2014 Plan to our non-employee directors immediately following the 2023 annual meeting of shareholders, provided that the shareholders approve the Amended 2014 Plan. The following table provides information about the non-employee director grants that are expected to occur immediately following the 2023 annual meeting of shareholders.

Other than with respect to the awards set forth in the table below, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2014 Plan because the grant and actual settlement of awards under the Amended 2014 Plan are subject to the discretion of the committee.

Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (Amended and Restated Effective May 25, 2023)

NAME AND POSITION/GROUP	DOLLAR VALUE ($)	NUMBER OF UNITS (#)
A. Ryals McMullian	—	—
R. Steve Kinsey	—	—
Bradley K. Alexander	—	—
D. Keith Wheeler	—	—
Stephanie B. Tillman	—	—
Executive Group	—	—
Non-Executive Director Group	1,595,913	^
Non-Executive Officer Employee Group	—	—
^

Shares are computed by dividing the dollar value by the stock price on the grant date rounded up to the nearest ten shares. Based on the closing price of the Common Stock on March 15, 2023 ($27.22), we estimate that these restricted stock unit awards will cover an aggregate of approximately 58,630 shares.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Historical Grants

The table below shows the number of awards granted under the 2014 Plan to the individuals and groups indicated below since its inception through March 15, 2023.

Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan

NAME AND POSITION/GROUP	NUMBER OF SHARES SUBJECT TO RSUS	NUMBER OF SHARES SUBJECT TO OPTIONS	NUMBER OF SHARES SUBJECT TO PERFORMANCE SHARES	NUMBER OF SHARES SUBJECT TO DEFERRED SHARES
Named Executive Officers:
A. Ryals McMullian	43,330	—	633,440	—
R. Steve Kinsey	—	—	335,080	—
Bradley K. Alexander	—	—	278,820	—
D. Keith Wheeler	—	—	223,320	—
Stephanie B. Tillman	1,990	—	98,160	—
All current executive officers, as a group	54,950	—	1,903,090	—
All current non-employee directors as a group	644,023	—	—	—
Each nominee for election as a director(1)
George E. Deese	49,310	—	—	—
Edward J. Casey, Jr.	15,330	—	—	—
Thomas C. Chubb, III	15,330	—	—	—
Rhonda Gass	43,284	—	—	20,053
Benjamin H. Griswold, IV	55,340	—	—	—
Margaret G. Lewis	55,340	—	—	—
W. Jameson McFadden	11,350	—	—	—
James T. Spear	51,690	—	—	20,682
Melvin T. Stith, Ph.D.	55,340	—	—	3,417
Terry S. Thomas	15,330	—	—	—
C. Martin Wood	55,340	—	—	—
Each associate of any of the foregoing	—	—	—	—
Each other person who received at least 5% of all awards	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	1,197,578	—	6,245,216	—

(1)	The grants to these individuals are included in the total set forth in the prior row.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2014 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended 2014 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will generally have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over any purchase price.

RSUs, Performance Shares, Performance Units, and Cash Incentive Awards. No income generally will be recognized upon the grant of RSUs, performance shares, performance units or cash incentive awards. Upon payment in respect of such awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received (reduced by any amount paid by the recipient).

Nonqualified Stock Options and SARs. In general:

–	no income will be recognized by a grantee at the time a non-qualified stock option or SAR is granted; and

–

at the time of exercise of a non-qualified stock option or SAR, ordinary income will be recognized by the grantee in an amount equal to, in the case of a non-qualified stock option, the difference between the option price paid for the shares and the fair market value of the unrestricted shares of Common Stock on the date of exercise and, in the case of a SAR, the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, it is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Stock under the Amended 2014 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2014 Plan by our shareholders.

Vote Required

Proposal IV requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal IV.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

The following chart sets forth the amounts of securities authorized for issuance under the company’s compensation plans as of December 31, 2022.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A)) (3)
PLAN CATEGORY	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,001,968	$—	897,922
Equity compensation plans not approved by security holders	—	—	—

Total	4,001,968	$—	897,922

(1)

Includes 3,919,189 shares subject to outstanding awards under the 2014 Plan, including 2,288,923 shares subject to performance-based awards. The number of shares subject to performance-based awards assumes such awards will vest at the maximum potential number of shares issuable and may overstate potential dilution. In addition, the amount in this column includes 82,779 deferred shares outstanding under the EPIP that will be issued at the end of the deferral period.

(2)	Time-based restricted stock units and performance-based awards are not considered in the weighted average exercise price as these awards have no exercise price.
(3)	Assumes all unvested awards are issuable at the maximum potential number of shares issuable and may overstate potential dilution.

Under the company’s 2014 Plan, the board is authorized to grant a variety of stock-based awards, including stock options, restricted stock, restricted stock units, performance shares and deferred stock, to its directors, employees and certain of its other service providers. The number of securities set forth in column (c) above reflects securities available for issuance as stock options, restricted stock, restricted stock units, performance shares and deferred stock under the company’s compensation plans. The number of shares originally available under the 2014 Plan was 8,000,000 shares. The 2014 Plan replaced the EPIP, the Stock Appreciation Rights Plan, and the Annual Executive Bonus Plan. As a result, no additional shares will be issued under the EPIP. See Note 18, Stock-Based Compensation, of Notes to Consolidated Financial Statements of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information on equity compensation plans.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

PROPOSAL  V    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC  ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023. The board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the 2023 annual meeting of shareholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023, the audit committee will reconsider the appointment.

Fiscal 2022 and Fiscal 2021 Audit Firm Fee Summary

During fiscal 2022 and fiscal 2021, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $3,118,000 in 2022 and $2,956,000 in 2021, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, accounting consultants in both years, and out-of-pocket costs incurred in connection with the audit in both years.

Audit Related Fees. Fees for audit related services totaled approximately $104,000 in 2022 and $101,000 in 2021. Audit related services principally include services related to audits of certain employee benefit plans in both years.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $897,743 in 2022 and $609,054 in 2021.

All Other Fees. Fees for all other services not described above totaled approximately $583,250 in 2022, associated with the implementation of a new enterprise resource planning system and a software licensing agreement, and $2,000 in 2021, related to a software licensing agreement.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal V requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal V.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

ADDITIONAL INFORMATION

2024 SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2024 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 13, 2023.

If you wish to present a proposal before the 2024 annual meeting of shareholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our bylaws. We must receive your shareholder proposal at the address noted below no earlier than January 26, 2024 and no later than February 25, 2024. If your proposal is not properly brought before the 2024 annual meeting of shareholders in accordance with our bylaws, the chairman of the board of directors may declare such proposal not properly brought before the 2024 annual meeting of shareholders, and it will not be acted upon.

Compliance with Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements under our bylaws, if you intend to comply with the SEC’s universal proxy rules and to solicit proxies in support of director-nominees other than the company’s nominees, you must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2024 annual meeting of shareholders, no later than March 26, 2024). If the date of the 2024 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date, however, then you must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting of shareholders is first made.

Any proposals or notices should be sent to:

Stephanie B. Tillman

Chief Legal Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the company to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. The company did not household materials for the 2023 annual meeting of shareholders. If the company households materials for future meetings, then only one copy of the company’s annual report and proxy statement will be sent to multiple shareholders of the company who share the same address and last name, unless the company has received contrary instructions from one or more of those shareholders. In addition, the company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the 2023 annual meeting of shareholders. For voting purposes, a separate proxy card will be included for each account at the shared address. The company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any shareholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the company’s Investor Relations Department (a) by mail at 1919 Flowers Circle, Thomasville, GA 31757, (b) by telephone at (229) 226-9110, or (c) by submission at https://www.flowersfoods.com/contact/investor-relations. You may also contact your bank, broker or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of the company’s annual report and proxy statement may request delivery of a single copy by contacting the company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

APPENDICES

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). However, from time to time, the company may present in its public statements, press releases and filings with the Securities and Exchange Commission, non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share to measure the performance of the company and its operating divisions (collectively, the “Non-GAAP Measures”). EBITDA is used as the primary performance measure in the company’s annual cash incentive plan for the Named Executives. The company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

The company defines adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, respectively, to exclude additional costs that we consider important to present to investors. These costs include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities, certain impairment charges, legal settlements and other costs impacting past and future comparability. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results.

These Non-GAAP Measures are measures of performance not defined by GAAP and should be considered in addition to, not in lieu of, GAAP reported measures. These Non-GAAP Measures should not be considered an alternative to (a) net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating these Non-GAAP Measures may differ from the methods used by other companies, and, accordingly, may not be comparable to similarly titled measures used by other companies. The reconciliations below provide a reconciliation of the Non-GAAP Measures used in this proxy statement to the most comparable GAAP financial measure.

No reconciliation of the forecasted range for adjusted EBITDA or adjusted EPS is included in this proxy statement because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Net Income to Adjusted EBITDA

(DOLLARS IN THOUSANDS)	2021
Net income	$206,187
Income tax expense	64,585
Interest expense, net	8,001
Loss on extinguishment of debt	16,149
Depreciation and amortization	136,559

EBITDA	431,481
Business process improvement consulting costs	31,293
Pension plan settlement costs	403
Multi-employer pension plan withdrawal costs	3,300
Loss on inferior ingredients	944
Legal settlements and related costs	23,089
Lease termination gain	(2,644)
Other pension (benefit) cost	(405)
Acquisition consideration adjustment	3,400

Adjusted EBITDA	$490,861
Sales	$4,330,767
Adjusted EBITDA margin	11.3%

Net Income to Adjusted EBITDA

(DOLLARS IN THOUSANDS)	2022
Net income	$228,394
Income tax expense	70,317
Interest expense, net	5,277
Depreciation and amortization	141,957

EBITDA	445,945
Business process improvement consulting costs	33,169
Plant closure costs and impairment of assets	7,825
FASTER Act and loss on inferior ingredients	236
Legal settlements and related costs	7,500
Gain on sale, severance costs, and lease termination (gain) loss	(4,390)
Other pension (benefit) cost	(773)
Acquisition-related costs	12,518

Adjusted EBITDA	$502,030
Sales	$4,805,822
Adjusted EBITDA margin	10.4%

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share

2021
Earnings per diluted common share	$0.97
Business process improvement consulting costs	0.11
Multi-employer pension plan withdrawal costs	0.01
Loss on inferior ingredients	NM
Legal settlements and related costs	0.08
Lease termination gain	(0.01)
Pension plan settlement loss	NM
Acquisition consideration adjustment	0.01
Loss on extinguishment of debt	0.06
Adjusted earnings per diluted share	$1.24

NM – Not meaningful.

Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share

2022
Earnings per diluted common share	$1.07
Business process improvement consulting costs	0.12
Plant closure costs and impairment of assets	0.03
Gain on sale, severance costs, and lease termination (gain) loss	(0.02)
FASTER Act and loss on inferior ingredients	NM
Legal settlements and related costs	0.03
Acquisition-related costs	0.04
Adjusted earnings per diluted share	$1.27

NM – Not meaningful.

Net Income to Adjusted Net Income

(DOLLARS IN THOUSANDS)	2021
Net income	$206,187
Business process improvement consulting costs	23,470
Pension plan settlement costs	302
Multi-employer pension plan withdrawal costs	2,475
Loss on inferior ingredients	708
Legal settlements and related costs	17,316
Lease termination gain	(1,983)
Acquisition consideration adjustment	2,550
Loss on extinguishment of debt	12,112
Adjusted net income	$263,137

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Net Income to Adjusted Net Income

(DOLLARS IN THOUSANDS)	2022
Net income	$228,394
Business process improvement consulting costs	24,877
Plant closure costs and impairment of assets	5,869
Gain on sale, severance costs, and lease termination (gain) loss	(3,292)
FASTER Act and loss on inferior ingredients	177
Acquisition-related costs	9,388
Legal settlements and related costs	5,625
Adjusted net income	$271,038

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

APPENDIX B (FLOWERS FOODS, INC. 2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED EFFECTIVE MAY 25, 2023))

FLOWERS FOODS, INC.

2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective May 25, 2023)

1.        Purpose. The purpose of this 2014 Omnibus Equity and Incentive Compensation Plan is permit award grants to non-employee Directors, officers, and other key employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.        Definitions. As used in this Plan:

(a)        “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)        “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)        “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g)        “Committee” means the Compensation and Human Capital Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 16 of this Plan.

(h)        “Common Stock” means the common stock of the Company, $0.01 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)        “Company” means Flowers Foods, Inc., a Georgia corporation, and its successors.

(j)        “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)        “Disability” means, except as otherwise provided in an Evidence of Award, disability as defined in a group long-term disability plan maintained by the Company as determined by the plan’s claims fiduciary, or if no such plan is applicable, disability means Social Security disabled as determined by the Social Security Administration, provided, however, for non-employee Directors, disability means a disability as determined under procedures established by the Committee for purposes of this Plan.

(l)        “Director” means a member of the Board.

(m)        “Effective Date” means May 21, 2014.

(n)        “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)        “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

(q)        “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(r)        “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Management Objectives may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee:

(i)

Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)

Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(s)        “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)        “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)        “Option Price” means the purchase price payable on exercise of an Option Right.

(v)        “Option Right” means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(w)        “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(x)        “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(y)        “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(z)        “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa)        “Plan” means this Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated effective May 25, 2023.

(bb)        “Predecessor Plan” means either the Company’s 2001 Equity and Performance Incentive Plan, as amended and restated April 1, 2009 or the Executive Bonus Incentive Plan, as amended and restated April 1, 2009, or both, as applicable, based on the context of the Plan provision.

(cc)        “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)        “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash, or a combination thereof at the end of a specified period.

(ee)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ff)        “Retirement” means termination of employment on or after attainment of age 65, or if earlier, termination of employment after attainment of age 55 having earned ten years of service, provided, however, for non-Employee Directors “retirement” means termination of service on or after attainment of age 65. Notwithstanding the above, the Committee may specify a different definition of retirement in the Evidence of Award.

(gg)        “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(hh)        “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or similar entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

in which the Company at the time owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii)        “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(jj)        “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.        Shares Available Under this Plan.

(a)        Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 17,340,000 shares (consisting of 8,000,000 shares approved by the Company’s shareholders in 2014 and 9,340,000 shares approved by the Company’s shareholders in 2023), plus any shares of Common Stock that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of awards, as provided in Section 3(b) below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by (A) .40 shares of Common Stock for every one share of Common Stock issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan, and (B) one share of Common Stock for every one share of Common Stock issued or transferred in connection with an award other than an Option Right or Appreciation Right granted under this Plan. Subject to the provisions of Section 3(b) of this Plan, shares of Common Stock covered by an award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

(b)        Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any shares of Common Stock issued or transferred pursuant to an award granted under this Plan are forfeited, or an award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock issued or transferred pursuant to, or subject to, such award (as applicable) will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available (or continue to be available, as applicable) for issuance or transfer under Section 3(a) above in accordance with Section 3(b)(v) below.

(ii)

If after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will be unavailable for issuance or transfer under Section 3(a).

(iii)

Notwithstanding anything to the contrary contained in this Plan, the following shares of Common Stock will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a) of this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Stock withheld by the Company, tendered or otherwise used

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to satisfy tax withholding; (C) shares of Common Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a) of this Plan.

(v)

Any share of Common Stock that becomes available for issuance or transfer under this Plan under this Section 3 will be added (or added back, as applicable) as (A) .40 shares of Common Stock if such share was subject to an Option Right or Appreciation Right granted under this Plan, and (B) as one share of Common Stock if such share was issued or transferred pursuant to, or subject to, an award granted under this Plan other than an Option Right or an Appreciation Right granted under this Plan.

(c)        Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 17,340,000 shares of Common Stock.

(d)        Individual Participant Limit on Option Rights and Appreciation Rights. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan, no Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year assuming an award payout at target.

(e)        Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

(f)        Minimum Vesting. Notwithstanding anything in this Plan (outside of this Section 3(f)) to the contrary, awards granted under this Plan on or after the Amendment and Restatement Date (other than cash-based awards) shall vest no earlier than the one year anniversary of the applicable Date of Grant; provided, however, that, notwithstanding the foregoing, the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 22(a) of this Plan; (ii) shares of Common Stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of the Company’s shareholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s shareholders; and (iv) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under this Plan pursuant to Section 3(a) (subject to adjustment under Section 11). Nothing in this Section 3(f) or otherwise in this Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control or (y) exercising its authority under Section 17(c) at any time following the grant of an award.

4.        Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)        Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

(c)        Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)        Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)        Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)        Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(h)        Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)        The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)        No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(k)        Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)        Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.        Appreciation Rights.

(a)        The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

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(b)        Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii)	Each grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including (A) in the event of the Retirement, death or Disability of a Participant or (B) in the event of a Change in Control where either (x) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (y) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(iv)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)        Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. For the avoidance of doubt, the Option Price of an Option Right to which a Tandem Appreciation Right relates (except with respect to awards under Section 22 of this Plan) will be equal to or greater than the Market Value per Share on the Date of Grant of such related Option Right.

(d)        Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)        Regarding Free-Standing Appreciation Rights only:

(i)

Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)

No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.        Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

(c)        Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)        Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)        Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f)        Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)        Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until and paid contingent upon the vesting of such Restricted Stock.

(h)        Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.        Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each such grant or sale will constitute the agreement by the Company to deliver Common Stock, cash or a combination thereof to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)        Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(d)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock

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Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis based upon the vesting of such Restricted Stock Units.

(e)        Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.

(f)        Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.        Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)        The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Cash Incentive Awards, Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(c)        Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify any Management Objectives regarding the earning of the award.

(d)        Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)        Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock or Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)        The Committee may, on the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares with respect to which such dividend equivalents are paid. Performance Units granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(g)        Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.        Other Awards.

(a)        The Committee may, subject to limitations under applicable law and Section 3 of this Plan, authorize the grant to any Participant Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee determines.

(b)        Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)        The Committee may authorize the grant of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)        The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock based upon the earning and vesting of such awards.

(e)        Notwithstanding anything to the contrary contained in this Plan, any award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award upon certain events, including (i) in the event of the Retirement, death or Disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(f)        Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

10.     Transferability.

(a)        Except as otherwise determined by the Committee, and subject to compliance with Section 18(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)        The Committee may specify at the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under this Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

11.     Adjustments. The Committee will make or provide for such adjustments in the number and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as

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the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.     Change in Control. “Change in Control” means:

(a)        any “Person” (as such term is defined in Sections 13(d) or 14(d)(2) of the Exchange Act; hereafter, a “Person”) is on the date hereof or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the Voting Power; provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control:

(i)

(A) any acquisition of Voting Power directly from the Company that is approved by a majority of those persons serving as directors of the Company on the date of this Plan (the “Original Directors”) or their Successors (as defined below), (B) any acquisition of Voting Power by the Company, or any Subsidiary, and (C) any acquisition of Voting Power by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, or any Subsidiary (the term “Successors” shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company as the case may be, at the time of such election or nomination for election);

(ii)

if any Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a transaction described in clause (A) of Section 12(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than in an acquisition directly from the Company that is approved by a majority of the Original Directors or their Successors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii)

a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a reduction in the number of shares of Voting Power outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Original Directors or their Successors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally; or

(iv)

if at least a majority of the Original Directors or their Successors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Power inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Original

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

Directors or their Successors a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Power then no Change in Control shall have occurred as a result of such Person’s acquisition.

(b)        The Company consummates a merger or consolidation in which shareholders of the Company immediately prior to entering into such agreement will beneficially own immediately after the effective time of the merger or consolidation securities of the Company or any surviving or new corporation, as the case may be, having less than 60% of the Voting Power or any surviving or new corporation, as the case may be, including Voting Power exercisable on a contingent or deferred basis as well as immediately exercisable Voting Power, excluding any merger or combination of a wholly owned Subsidiary into the Company, or the Company into a wholly owned Subsidiary; or

(c)        The Company consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any Person other than to a wholly owned Subsidiary, but not including (i) a mortgage or pledge of assets granted in connection with a financing or (ii) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; or

(d)        the Original Directors and/or their Successors as defined above in Section 12(a)(1)(A) of this definition do not constitute a majority of the whole Board as the case may be; or

(e)        approval by the shareholders of the Company of a complete liquidation or dissolution of the Company as the case may be.

13.     Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee or the Board from time to time or as required by applicable law or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or the Board or under Section 10D of the Exchange Act and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

14.     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to this Section 14 exceed the minimum amount required to be withheld unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights.

15.     Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16.     Administration of the Plan.

(a)        This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)        The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)        To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee or the subcommittee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee or the subcommittee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

17.     Amendments, Etc.

(a)        The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)        Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s shareholders.

(c)        If permitted by Section 409A of the Code, but subject to Section 17(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)        Subject to Section 17(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 above, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

18.     Compliance with Section 409A of the Code.

(a)        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)        Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its affiliates.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

(c)        If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)        Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)        Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.     Miscellaneous Provisions.

(a)        The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)        This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)        Except with respect to Section 19(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)        No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)        Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)        No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)        The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                      FLOWERS FOODS, INC. | 2023 PROXY STATEMENT

(h)        Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)        If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

20.     Effective Date/Termination. The Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan was effective as of the Effective Date. This 2023 amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan will be effective as of the date on which such amendment and restatement is approved by the Company’s shareholders (the “Amendment and Restatement Date”). No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for shares of Common Stock under such awards to be added to the aggregate numbers of shares of Common Stock available under Section 3(a) of this Plan pursuant to the share counting rules of this Plan).

21.     Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

22.     Stock-Based Awards in Substitution for Option Rights or Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)        Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)        In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

Proxy Summary	Annual Meeting and Voting Information	Directors and Corporate Governance	Share Ownership	Executive Compensation	Audit Committee Report	Items to be Voted on	Additional Information	Appendices

(c)        Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limits contained in Section 3(a) of this Plan.

           FLOWERS FOODS, INC.

           SHAREHOLDER RELATIONS DEPT.

           1919 FLOWERS CIRCLE

           THOMASVILLE, GA 31757

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2023 (May 23, 2023 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FLO2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2023 (May 23, 2023 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V07165-P87400	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL DIRECTOR-NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5, AND “1 YEAR” ON PROPOSAL 3.

1.	Elect as directors of the company the 11 nominees identified in the proxy statement, each to serve for a term of one year:		For	Against	Abstain

	1a.	George E. Deese	☐	☐	☐

	1b.	Edward J. Casey, Jr.	☐	☐	☐

	1c.	Thomas C. Chubb, III	☐	☐	☐

	1d.	Rhonda Gass	☐	☐	☐

	1e.	Margaret G. Lewis	☐	☐	☐

	1f.	W. Jameson McFadden	☐	☐	☐

	1g.	A. Ryals McMullian	☐	☐	☐

	1h.	James T. Spear	☐	☐	☐

	1i.	Melvin T. Stith, Ph.D.	☐	☐	☐

	1j.	Terry S. Thomas	☐	☐	☐

	1k.	C. Martin Wood III	☐	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve the compensation of the company’s named executive officers;	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future advisory votes to approve the compensation of the company’s named executive officers; ☐	☐	☐	☐

		For	Against	Abstain

4.	Approve the amendment and restatement of the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan; and	☐	☐	☐

5.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 30, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 25, 2023.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares that are eligible to vote is based on the balance in the 401(k) plan on March 21, 2023, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Great-West Trust Company, LLC, as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on May 25, 2023.

If stock is owned directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.
Flowers Foods, Inc.

The 2023 Annual Meeting of Shareholders will be held virtually via the Internet at

www.virtualshareholdermeeting.com/FLO2023 on May 25, 2023 at 11:00 a.m., Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V07166-P87400

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2023

The undersigned hereby appoints A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 21, 2023, by the undersigned at the Annual Meeting of Shareholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/FLO2023 on May 25, 2023 at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE,”FOR” PROPOSALS 2, 4 AND 5, “1 YEAR” FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY